SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                September 10, 2001
                                  Date of Report

                          (Date of Earliest Event Reported)

                             North Pacific Capital Corp.
              (Exact name of Registrant as Specified in its Charter)

              #280-815 West Hastings Street, Vancouver, BC, V6C 1B4
                     (Address of Principal Executive Offices)

                                   604-608-2540
                         (Registrant's Telephone Number)

                                   Not Applicable
                        (Former name and former address)


      Nevada                          000-31909                  88-0473897
      ------                          ---------                  ----------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
  of incorporation)                                          Identification No.)


ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Share Purchase Agreement with SchoolWeb Systems Inc.

Pursuant to an Agreement (the "Share Exchange Agreement") dated as of July 2, 2001, as amended September 10, 2001 between SchoolWeb Holdings Inc. (formerly SchoolWeb Systems Inc.), a Nevada corporation ("SchoolWeb"), and North Pacific Capital Corp., a Nevada corporation ("North Pacific"), all of the 12,343,000 outstanding shares of common stock of SchoolWeb were exchanged for 12,343,000 shares of common stock of North Pacific, in a transaction in which North Pacific was the surviving corporation. The 12,343,000 shares of common stock represented approximately 86% of the issued and outstanding shares of common stock as of September 30, 2001.

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The Share Exchange Agreement was adopted by the unanimous consent of the Board of Directors of SchoolWeb on July 2, 2001 and approved by the unanimous consent (evidenced by their signatures on the Share Exchange Agreement) of the stockholders of SchoolWeb.

The Share Exchange Agreement was adopted by the unanimous consent of the Board of Directors of North Pacific on July 2, 2001.

Under the terms of the Share Exchange Agreement, Advanced Interactive Inc., a Nevada company, and its subsidiary, Advanced Interactive Canada Inc. (collectively, "AII") which had licenced software to SchoolWeb under the terms of a software license agreement (the "License Agreement") dated January 1, 2001 as amended June 29, 2001 and September 10, 2001, acquired 2,500,000 shares of common stock upon closing of the Share Exchange Agreement and acquisition of SchoolWeb. Under the terms of a settlement agreement dated September 10, 2001 (the "Settlement Agreement"), AII acquired an additional 500,000 shares of common stock upon closing of the Share Exchange Agreement.

The closing of the Share Exchange Agreement occurred on September 10, 2001 with the completion of stock issuances to Advanced Interactive Inc. under the terms of the Settlement Agreement.

As a result of this closing, AII has a total of 3,000,000 (held 1,500,000 by Advanced Interactive Inc. and 1,500,000 by Advanced Interactive Canada Inc.) shares of common stock of North Pacific. This represents 21% of the issued and outstanding shares of common stock.

As a result of this closing, Mr. Michael Dearden and Mr. Griffin Jones, who were concurrently appointed as Directors, acquired 17.85% and 17.84% of the issued and outstanding shares of common stock respectively.

A copy of the Share Exchange Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. A copy of the License Agreement and amendment dated June 29, 2001 and the Settlement Agreement dated September 10, 2001 are filed as exhibits to this Form 8-K and are incorporated in their entirety herein. The foregoing description is modified by such references.

Upon closing of the Share Purchase Agreement, Michael Dearden, Greg Protti, Patrick Fitzsimmons and Karim Lakhani were appointed to the board of directors of North Pacific. Richard Silas resigned as director and officer of North Pacific on that same date. See "Item 2. Acquisition or Disposition of Assets - North Pacific's Directors, Executive Officers, Promoters and Control Persons and Key Employees" below.

Control of North Pacific:

On September 30, 2001, North Pacific had 14,293,000 shares of common stock issued and outstanding. The following table sets forth certain information regarding the beneficial ownership of the common stock of North Pacific as of September 30, 2001 of (1) each person who is known to North Pacific to own

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beneficially more than 5% of North Pacific's outstanding common stock, (2) each of North Pacific's directors and officers, and (3) all directors and officers of North Pacific as a group:

--------------------------------------------------------------------------------
 Name and Address      Position                 Amount of Stock       Percentage
                                              Beneficially Owned       of Class
--------------------------------------------------------------------------------
Michael Dearden        Director, President          2,551,000            17.85%
215 - 310 E 2nd St.
N. Vancouver, BC
--------------------------------------------------------------------------------
Griffin Jones          Director, Secretary,         2,550,000            17.84%
1243 W. 20th St.       Treasurer
N. Vancouver, BC
V7P 2B8
--------------------------------------------------------------------------------
Patrick Fitzsimmons    Director, VP Sales           1,001,000             7.00%
1406-151 E. Keith Rd.
N. Vancouver, BC
V7L 4M3
--------------------------------------------------------------------------------
Greg Protti            Director, VP Business          501,000             3.51%
6405 Holly Park Dr.    Development
Ladner, BC V4K 4W6
--------------------------------------------------------------------------------
Karim Lakhani          Director                            *1             0.00%
--------------------------------------------------------------------------------
Advanced Interactive Inc.                           1,500,000            10.49%
718 - 1350 East Flamingo Road
Las Vegas, NV
89119

Advanced Interactive Canada Inc.                    1,500,000            10.49%
2101 - 1177 W. Hastings St.
Vancouver, BC
V6E 2K3
--------------------------------------------------------------------------------
Directors, Officers and                             9,603,000            67.19%
5% stockholders in
total (6 Persons)
--------------------------------------------------------------------------------

1. Karim Lakhani does not personally own any common stock. However, as well as being a director of North Pacific, he is a Director and President of Advanced Interactive Inc. and is a director of its Canadian subsidiary, Advanced Interactive Canada Inc. These two companies hold a total of 21% of the issued and outstanding stock of the Company

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

As used in this current report, the terms "we", "us", "our", "our company", "the Company" and "the Registrant" mean North Pacific Capital Corp. and its wholly owned subsidiary, SchoolWeb Systems Inc. ("SchoolWeb"), a Nevada corporation.

(a)   Acquisition of SchoolWeb.

The consideration exchanged pursuant to the Share Exchange Agreement was negotiated between the stockholders of SchoolWeb and the management of North Pacific.

In evaluating SchoolWeb as a possible acquisition candidate, we used criteria such as management's estimates of the value of the assets of SchoolWeb (particularly the License Agreement), the anticipated future operations of SchoolWeb, material contracts, quality of management and current operations.

The primary asset of SchoolWeb is the License Agreement between SchoolWeb, Advanced Interactive Inc. and Advanced Interactive Canada Inc. dated January 1, 2001 as amended June 29, 2001 and September 10, 2001. Advanced Interactive Inc. and its subsidiary, Advanced Interactive Canada Inc. had developed proprietary hardware systems and software known as "SchoolWeb" and "OfficeServer" for caching Internet and multimedia files on special servers at schools, homes, businesses or other locations (the "Licensed Technology").

SchoolWeb, which at the time was named Alternet Systems Inc., wished to acquire the rights to distribute, market, sell and license the Licensed Technology in the United States and Canada.

The License Agreement grants SchoolWeb, for a term of five (5) years renewable for an additional five (5) years, the exclusive right to distribute, market, sell and sub-license the "SchoolWeb" portion of the Licensed Technology in the US and Canada for educational related purposes and grants SchoolWeb, for a period of five (5) years renewable for an additional five (5) years, the non-exclusive worldwide right to distribute, market, sell and license the "OfficeServer" portion of the Licensed Technology. Under the terms of the License Agreement, SchoolWeb must pay to Advanced Interactive Inc. the sum of $10,000 per month in year one, $20,000 per month in year two and increased payments in subsequent years. Advanced Interactive Inc. also receives a royalty of 40% on revenue realized from SchoolWeb's use of the Licensed Technology.

Advanced Interactive Inc. was issued a total of 3,000,000 shares of common stock of North Pacific under the terms of the License Agreement, the Share Exchange Agreement, the Settlement Agreement and their amendments.

(b) Corporate History of North Pacific and SchoolWeb:

North Pacific was incorporated in the State of Nevada on June 26, 2000, under the name of "North Pacific Capital Corp.". North Pacific is seeking, at its meeting of stockholders to be held on December 20, 2001, stockholder approval to change its name to "SchoolWeb Systems Inc.".

SchoolWeb was incorporated in the State of Nevada on October 13, 2000 under the name of Alternet Systems, Inc. On January 1, 2001 it entered into the License Agreement with Advanced Interactive Inc. and its subsidiary, Advanced

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Interactive (Canada) Inc. (collectively, "AII") and subsequently changed its name, on March 6, 2001, to "SchoolWeb Systems Inc.". On July 3, 2001 SchoolWeb's name was changed to "SchoolWeb Holdings Inc.", its present name.

The SchoolWeb hardware system and software were developed as a result of Advanced Interactive Inc.'s subsidiary, Advanced Interactive Canada Inc., being awarded a $650,000 contract in 1999 to provide a low cost, distance-learning Internet access system for an initial pilot of 20 British Columbia, Canada schools. The contract was awarded to Advanced Interactive Canada Inc. by the Government of British Columbia.

(c) SchoolWeb's Products and Technology

SchoolWeb Systems Inc. ("SchoolWeb") is targeting the North American education market with its proprietary SchoolWeb Internet access system.

Utilizing satellite broadcasting and caching server technology, SchoolWeb is the first Internet access system developed specifically for schools. The SchoolWeb system delivers up to ten times more user capacity than a telecom line system of equivalent cost and provides students with e-mail and website hosting capabilities.

Each basic SchoolWeb "system" or software / hardware package is comprised of the SchoolWeb Librarian software, Linux Operating System, a network server, redundant file system, software configuration, uninterruptible power supply, satellite or cable port, SchoolWeb user license, 24 hour technical support (provided by AII through the License Agreement), On-site installation and training (provided by resellers and distributors), system maintenance and 5X9 on-site warranty.

How it works:

1   A student makes a request for an Internet website.
2 The SchoolWeb server at the school first searches its memory to determine if the site was recently requested and cached (stored) in the computer memory.
3 If the website is present in the computer memory, the information is delivered at LAN speed (usually 100 megabits per second) to the student.
4 If the file is not available in the server cache, the SchoolWeb server goes to the Internet (via the school's telecom link to the SchoolWeb Network Center).
5 The SchoolWeb Network Center accesses the Internet and broadcasts the website via satellite to the local SchoolWeb server.
6 All subsequent requests for this site are now available at high speed (100Mb/sec) from the local SchoolWeb server.

Value added services offered by the SchoolWeb system include:

- fast downloading of large Internet sites for each student
- pre-programmed downloading of teacher-requested Internet sites e-mail and web site hosting for each student
- streaming audiovisual for 50+ computer stations
- Internet computer games (recreational users do not affect Internet access speed)
- Content control and the ability to screen viewed sites

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The SchoolWeb system has more value added services than competitive systems and is focussed on the education niche of the market for internet access services (see "Competitive Factors in the Market on page 10). SchoolWeb provides more benefits than any competitive alternative, features such as e-mail addresses and websites for each student, and full-motion (streaming) audiovisual viewing. When used as a distribution network to teachers, administrators and students, SchoolWeb's broadcast caching method of distribution results in significant time savings when compared to the current methods of information distribution over the Internet.

Each school's SchoolWeb system includes a network server with large storage capability, redundant file systems, uninterruptible power supply and a 36" satellite dish. SchoolWeb utilizes a Linux operating system that includes e-mail, streaming multimedia (video, audio, animation, text) and broadcast caching, as well as many other features listed in the Server Comparative Analysis chart (see appendix)

SchoolWeb can be managed and monitored by teachers at each school using SchoolWeb Management Software. This client interface provides great flexibility for teachers who, for teaching purposes, wish to pre-request websites the previous day, or minutes before the class commences. The SchoolWeb network's software and hardware performance is monitored remotely 24 hours/day by SchoolWeb support personnel.

Although SchoolWeb was originally developed for rural schools that do not have high speed Internet access, urban schools can also benefit from the SchoolWeb system. These urban schools have the highest bandwidth telecom links available in North America, but have saturated them with up to 600 online computers, all accessing the Internet at the same time. SchoolWeb's efficiency provides an additional 1000% user capacity increase for the same price as a telecom link that would provide just a 100% increase in capacity.

The SchoolWeb system design is the type of infrastructure that is required to solve the problem of congestion. SchoolWeb delivers the Internet to schools up to ten times more efficiently than telecom lines, due to its caching server and satellite downloading. Without it, most school administrators can't afford the amount of Internet access they desire, due to the large monthly telephone bills incurred. The paradox is, government directives have been funding more on-line computers, but not the corresponding increase in monthly telecom expenses. This can result in many computers trying to access an overcrowded telephone line, and in effect, getting a busy signal.

SchoolWeb is presently installed in 23 schools in the United States (Hawaii, Colorado, Washington) and Canada (British Columbia).

In British Columbia, where the first SchoolWeb systems were installed, 19 schools presently have the SchoolWeb system. The SchoolWeb systems were installed on a 12 to 18 month test basis (the results of which have been extremely positive according to the British Columbia Ministry of Education in its September 2001 newsletter.

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Installation of 4 servers in Hawaii, Colorado and Washington is presently being undertaken.

Because SchoolWeb is a new technology, acceptance of the SchoolWeb system (the company believes) must be preceded by a test period of placing the SchoolWeb server in the school for as long as a year to build comfort with the system and generate (after the test period has been completed) orders and revenue.

As the test periods are only now being completed in British Columbia and have only begun in the United States, it is anticipated that significant revenues will not be realized from sales until the first quarter of 2002.

Employees

SchoolWeb currently has only two employees: Patrick Fitzsimmons, who performs sales and marketing functions as VP Sales and Greg Protti, who performs various business development functions as VP Business Development.

The directors of North Pacific, excluding Karim Lakhani, offer their services full-time to North Pacific (although not remunerated as employees). Karim Lakhani is only part-time.

SchoolWeb's business is not labour intensive. SchoolWeb's software development and updating is provided by Advanced Interactive Inc. and Advanced Interactive Canada Inc. under the terms of the License Agreement. The actual sales and installations are performed by various resellers, primarily Microserve (a division of IBM).

In addition, when needed, SchoolWeb employs independent consultants.

SchoolWeb anticipates hiring an additional four employees in the fiscal year ending December 31, 2002 where revenues and funds permit (see "Future Plan of Operations" on page 12).

Product Pricing

For elementary schools, the SchoolWeb system costs $525 per month for a period of three years.

For secondary schools, the SchoolWeb system costs $695 per month for a period of three years.

Where schools desire to pay "up front" the total costs of a SchoolWeb system, prices vary according to the school's particular situation (eg. Urban or rural, close to an established distributor / authorized dealer). Average cost per secondary school is expected to be approximately $7,500 (Cdn $11,500 for Canadian secondary schools) for "up front" payment.

Intellectual Property

SchoolWeb does not own the intellectual property rights to the SchoolWeb hardware system and software. These rights are held by AII and licensed to SchoolWeb under the terms of the License Agreement. Under the terms of the License Agreement, SchoolWeb has the right to sub-license these rights.

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SchoolWeb has applied for trademark rights in the United States and Canada for the tradename "SchoolWeb". The initial application was filed in Canada on March 30, 2001 and it is expected that a response should be received within 18 months. The trademark is expected to be registered on the supplemental register in the United States as the United States trademark was applied for based on the Canadian trademark application. Once a company has used a supplemental register mark in the United States for five years, the company's mark is placed on the full register. In the meantime, its rights in the United States are protected.

No application has been made for the trademark rights for "OfficeWeb" in any jurisdiction. It appears that conflict with an existing mark in the United States.

Research and Development

We do not anticipate incurring any significant expenditures on research and development for the next 12 months. AII is responsible for the updating and revision of the SchoolWeb software under the terms of the License Agreement.

Markets

The License Agreement limits SchoolWeb licensed rights to the SchoolWeb hardware system and software to educational applications.

As a result, the market for SchoolWeb's system and software can best be characterized as the market for "Internet access and e-learning in educational organizations".

Estimating the size of this market is difficult.

The SchoolWeb system is suitable for colleges, universities and libraries. Combined with approximately 96,000 K-12 schools (elementary and high schools) and an additional 44,000 private schools, colleges, universities and other educational institutions in North America, the total annual market targeted by SchoolWeb is very large.

The market for Internet access and e-learning in educational organizations is one of the fastest growing segments of the high-tech industry in North America. Merrill Lynch estimates that the K-12 e-learning market is currently $1.3 billion and is likely to increase to $6.9 billion in 2003. In additionn, the US Federal Communications Commission recently allocated $2.25 billion to fund additional high-speed Internet access to US schools and libraries. In Canada, similar funding initiatives are being implemented by Industry Canada, a federal government agency, to facilitate Internet access for all Canadian K-12 students (in fact, the first funding that SchoolWeb received came from Industry Canada).


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Marketing Strategy:

SchoolWeb's marketing strategy is characterized by the following:

- Push sales strategy. The relative newness of the SchoolWeb hardware system and software requires us to actively push it out into the field through direct sales efforts (of distributors, authorized dealers and resellers) rather than pull clients through print advertising campaigns.

-Solution selling. The product is sold as a total solution complete with implementation and on-going management services at the client site. This differentiates us from "shrink-wrapped" software or communications suppliers that offer no services or provide a limited set of services after installation has occurred.

-Strong branding within target segments. We intend to build the School Web brand name within targetted markets. SchoolWeb hopes to accomplish this in part
through selective advertising   in trade journals and attendance at relevant
trade shows if and when revenues permit such expenditures (it is unlikely that there will be significant resources devoted to this in the year ending December 31, 2002).

-Channel ready product. The SchoolWeb system is designed to be channel-ready and easily installable by personnel working for our distributors and authorized dealers. Installation of the SchoolWeb hardware system and software does not require extensive training or experience.

-Direct Distribution Channel (Direct Sales). Our direct sales channel will consist of 4 regional sales managers for each geographic region, overseen by the vice president of sales, Patrick Fitzsimmons. All corporate sales management personnel will be involved in managing direct sales and in dealing with Federal, State and Provincial Education Departments and school boards.

Although this direct distribution from SchoolWeb to schools is planned, it is clear that SchoolWeb's marketing strategy relies to a great degree upon SchoolWeb's ability to secure agreements with channel partners (authorized dealers) and distributors (value added resellers). To this end SchoolWeb has entered into agreements with Microserve Computer Solutions Inc. (with offices in the United States and Canada) and only recently with K-Plus Group Inc. (with offices in San Jose, California), Ceti Solutions (with offices in Los Angeles, California) and with PY Investment Ltd. (with offices in Honolulu, Hawaii). None of the distributorships have geographical or product exclusivity.

It is anticipated that future growth will be generated through existing and additional distributorships in Canada and the United States. It is hoped that some alliance or partnership can be formed with the larger server manufacturers (such as IBM or Hewlett Packard) which would allow SchoolWeb access to their established distribution channels in educational institutions.

To date, SchoolWeb's marketing efforts have been limited to California, Hawaii and parts of Western Canada. SchoolWeb has servers installed in 23 schools in Hawaii, Colorado, Washington and British Columbia, Canada (19 installed in British Columbia and 4 installed or in the process of installation in the remaining geographic areas).


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Competitors

SchoolWeb competes with the distribution branches of IBM, Compaq, Dell and Hewlett Packard in that these companies market their servers directly to educational institutions. It does not directly compete with them in the provision of software and caching services and hopes to build strategic alliances or partnerships with one or more of these companies (in exchange for using their servers).

SchoolWeb's leading competitors in the area of caching server software are Novell and Bascom.com (a company which produces caching server software directly targetted at educational institutions). Novell does not specifically target educational institutions and Bascom.com does not have the same number of value added services that SchoolWeb's systems have.

The SchoolWeb system also arguably competes with providers of traditional cable and telecomm means of accessing the internet. The competitive advantages that SchoolWeb has over these providers is detailed in Competitive Factors below.

Competitive Factors in the Market:

The primary competitive factors in the market for internet access at educational institutions are reliability, speed and efficiency.

The SchoolWeb system provides a dramatic increase in user speed and capacity over telecommunication lines of similar cost. This increase in user speed and capacity is due primarily to the SchoolWeb system's caching of internet files and websites.

Although originally developed by AII as a software and hardware system geared towards rural locations, the SchoolWeb system has been installed with success in urban locations in British Columbia as well.

Although urban schools have better access to high-speed telecom lines, the efficiency of the SchoolWeb system still allows up to ten times more users than an equivalent costing telephone line.

In rural areas, which represent 23% of all schools in North America (22,000 schools), schools often have no access to high-speed telecom infrastructure. These schools are restricted to access the Internet through slow-speed (56K-128K) telecom lines, which are only suitable for a small number of users at a time. For many rural schools, SchoolWeb is the only alternative for high-speed Internet access.

A typical School Board will be utilizing a Private Line solution at 56k or 128k for primary schools, and usually T-1 (DS-1), or Ethernet ports for their secondary schools. Schools are usually connected to State or Provincial communication systems by full or partial T-1 circuits to a central government office, which provides services such as firewall filtering, virus protection, curriculum and systems management. Because so many students and schools become connected, not only are the typical school's overall telecom operating costs are substantial, these circuits are usually near or at saturation most times, due to increased demand from an ever increasing number of online computers. At a conservative rating of 5 times more user capacity (based on the SchoolWeb system's efficient use of bandwidth) than similar costing telecom lines, the SchoolWeb system can provide cost savings of up to 80% over conventional alternatives.

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ADSL and high speed Cable, although excellent for the residential/SOHO (small office/home office) market, is not widely used by schools due to security issues and limited performance for commercial applications. Cable is a shared network with security and congestion problems, and ADSL bandwidth performance is greatly affected by the distance from the telephone company Central Office (C.O.).
These internet access solutions are rarely used by educational institutions (except in circumstances where a small or less developed school may only have one or a few computers with internet access).

Because many school Internet requests are repetitive, the SchoolWeb system caches and serves these requests at LAN speed of 100 megabits/second (Mb/S). Based on SchoolWeb data in schools in British Columbia where the SchoolWeb system has been installed, it has been shown that the repeat request ratio is between 40% and 70%. Therefore, over half of the student requests are serviced at 100 Mb/sec from the local SchoolWeb cache. This equates to a performance increase of between 5 and 100 times when compared to operating without SchoolWeb.


Risk Factors Associated with our Business:

The following risks should be considered carefully. Our business, financial condition and results of operations could be materially and adversely affected by any of the following risks:
- We may be unable to protect our intellectual property rights or AII may be unable to protect its intellectual property rights;
- If we are unable to generate significant revenues, our License Agreement with AII could be cancelled;
-   We may be unable to attract or retain customers;
- We may be unable to anticipate changes in our target market or our customers' needs;
- Our infrastructure may fail (including our servers, hardware and software) to efficiently handle the traffic it is required to handle;
-   We haven't paid dividends and don't know if or when we will be able to;
- Changes in laws (especially laws relating to our trademarks or intellectual property) could hurt our business;
- We might not be able to handle a rapidly expanding operation and various problems associated with this (such as installations, timing and amount of capital expenditures and other problems);
- We rely on AII for product development, product support and some installation services under the terms of the License Agreement. If AII fails to meet its obligations under the License Agreement, we may not be able to continue to do business;
- We will have to rely on future equity financing (which could dilute existing shareholders) because we do not have sufficient revenue to fund ongoing operations right now;
- We may not be able to obtain future equity or debt financing, especially if economic or securities market conditions deteriorate further;
-   We are very dependent on our key personnel and management;
- General economic conditions may affect school funding for intellectual property initiatives through federal, state and provincial budget cuts;

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(e) Our Operating History

Nine month period ending September 30, 2001

Our limited operating history makes the prediction of future results difficult or impossible. Furthermore, our limited operating history leads us to believe that period-to-period comparisons of our operating results may not be meaningful and that the results for any particular period should not be relied upon as an indication of future performance.

To date, SchoolWeb has essentially developed and tested its SchoolWeb system. It is only now (in the first quarter of fiscal year 2002) anticipating that it will begin to realize revenue from its products (although it has been installed in some schools for as long as 12 months).

Development of the SchoolWeb system began when AII received approximately $250,000 from Industry Canada (a branch of the Canadian federal government) and the Ministry of Education for the Province of British Columbia to develop the SchoolWeb system from 1998 to 2001.

From October 13, 2000 to the present, North Pacific and SchoolWeb have received approximately $138,100 (see cumulative cash flow statement for cash flow component of share capital) in subscription proceeds from investors. These funds have been expended primarily for license fees under the License Agreement ($60,000), marketing ($14,376), expenses associated with developing distribution capacity and office and general expenses of ($24,833).

Fiscal Year Ended December 31, 2000

This was the first year that North Pacific's subsidiary, SchoolWeb, commenced operations.

As a result, there was little activity other than that relating to negotiating the License Agreement, installing servers and the SchoolWeb system in the 19 schools in British Columbia where they are installed, working with AII to detect any failings in the SchoolWeb software and monitoring the performance of the SchoolWeb system in the schools in which it was installed.

(f) Future Plan of Operation

SchoolWeb has, as of the date of this report, for the most part completed its testing of the SchoolWeb system in the 19 schools in British Columbia where it is installed (some tests will continue until April of 2002). SchoolWeb has also completed initial distributorship agreements or understandings with a number of distributors.

As a result of the completion of this testing and the completion of these initial distributorship agreements, SchoolWeb is now prepared to market and sell its product.

SchoolWeb's plan of operation for the year ending December 31, 2002 anticipates an increase in employees to 6 people, representing the hiring of 4 additional persons, to focus on direct sales to schools. Existing employees will (primarily Patrick Fitzsimmons and Greg Protti) continue to develop distributorship relationships in the hopes of generating sales through these channels.

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The Company expects that it will, at least to the year ending December 31, 2002, maintain its present offices which have some additional office space for expansion.

It is hoped that sales will commence in January of 2002 and will grow throughout the year ending December 31, 2002. The magnitude and size of these sales cannot, at this time (partly as a result of a lack of operating history on SchoolWeb's part) be predicted.

Operating costs, particularly those costs associated with administrative overhead, are expected to increase as a result of the planned hirings. To date, salaries have been very limited (Patrick Fitzsimmons was the only paid employee in this fiscal year to the date of this report at a salary of $40,000 per year).

(g) Forward Looking Statements

This report includes `Forward Looking Statements' within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and may be "forward looking statements". Such statements are included in many places in this Form 8K including in "Future Plan of Operations" and in discussions of the market for SchoolWeb's products and its size. Forward-Looking Statements are based on expectations, estimates and projections at the time the statements are being made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. See "Risk Factors Associated with North Pacific and Its Business" herein. Although we believe that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

(h) Description Of Property

North Pacific currently does not have any physical property other than its office equipment and a number of computer servers.

(i) North Pacific's Directors, Executive Officers, Promoters and Control Persons

The following persons are the directors, executive officers, promoters and control persons of North Pacific:

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Name                 Position                          Term of Office*1*2
--------------------------------------------------------------------------------
Michael Dearden      President and Director            Expires December 19, 2001
--------------------------------------------------------------------------------
Griffin Jones        Secretary, Treasurer and Director Expires December 19, 2001
--------------------------------------------------------------------------------
Patrick Fitzsimmons  Director                          Expires December 19, 2001
--------------------------------------------------------------------------------
Greg Protti          Director                          Expires December 19, 2001
--------------------------------------------------------------------------------
Karim Lakhani        Director                          Expires December 19, 2001
--------------------------------------------------------------------------------
Brandon Douglas      Director                          Expires December 19, 2001
--------------------------------------------------------------------------------

1. Directors, whether appointed at a meeting of stockholders or by the remaining directors, are appointed until the next annual meeting of stockholders. As North Pacific has its annual meeting of stockholders on December 19, 2001, all of the directors terms expire on that date.
2. The President, Secretary and Treasurer do not have a set term of office. They serve at the pleasure of the Directors and can be removed at any time by the Directors.

Michael Dearden, President and Director

Michael Dearden, age 47. Mr. Dearden has over 25 years experience in sales and marketing, and for the past 15 years has focused specifically on corporate marketing and venture capital financing. Mr. Dearden was formerly a director of Americ Resources Corp., where he helped to facilitate the merger of Rolland Virtual Business Systems Limited and Americ Resources Corp. and helped to facilitate a concurrent financing of $1,800,000. Rolland Virtual Business Systems Limited is a Montreal, Canada, based E-commerce software developer with 35 employees.

Griffin Jones, Secretary, Treasurer and Director

Griffin Jones, age 46. Mr. Jones has served as an Officer and Director with both private and public trading companies. Over the past 7 years he has assisted in securing financing of over $5,000,000 in industries such as high technology, industrial products and mining. Mr. Jones has worked in marketing management, finance and corporate relations.

Patrick Fitzsimmons, Director

Pat Fitzsimmons, age 48. Mr. Fitzsimmons has extensive sales and management experience, gained from a 22-year career in the high-technology marketplace. Mr. Fitzsimmons has represented firms such as NCR, Timeplex, Rogers Cable, and Newbridge Networks, offering a wide range of technology solutions. His most recent position was Manager, Major Accounts, AT&T Canada, Vancouver B.C., Canada.

Greg Protti, Director

Greg Protti, age 44. Mr. Protti has over 17 years experience in the high technology sector. He has held sales and management positions in all segments of the high tech sector from SHL Systemhouse consultants to Regional Sales Manager for Merisel Canada, where he was responsible for running a $200 million in sales revenue territory in Western Canada. Mr. Protti was previously Regional Manager for Digidyne, Inc., in the VAR community, where he was responsible for hardware sales as well as managing a staff of contract personnel.

Karim Lakhani, Director

Karim Lakhani, age 42. Mr. Lakhani is a co-founder of AII Multimedia Corp. He holds a Bachelor of Applied Science in Electrical Engineering from The University of British Columbia. From 1993 to 1996, Mr. Lakhani was Vice President of Electronic Cottage International Inc. During this period he developed a News Archival and Retrieval system as well as the Internet-based U.S. Senate Proceedings Multimedia Archiving and Retrieval system. As President of Orion Technologies Inc. he directed the development of a secure network for electronic commerce and banking for 79 banks in 33 countries in Asia Pacific. In addition, Mr. Lakhani has marketed technologies to giants such as McDonnel Douglas, Groupe Videotron, Raytheon, and Samsung. Recognized within the industry as one of the foremost minds in the fields of interactivity and multimedia, Mr. Lakhani provides ingenuity and innovation in creating new Aii technologies.

Each officer and director generally serves until the next annual meeting of stockholders or until such time as he or she resigns.

(j) Executive Compensation

                           Summary Compensation Table

----------------------------------------------------------------------------------------------------------------------------
                                        Annual Compensation                  Long-Term Compensation
                                                                       ----------------------------------------
                                                                                  Awards             Payouts
                                   -----------------------------------------------------------------------------------------
                                                              Other                     Securities                   All
                                                              Annual      Restricted      Under                     Other
                                                             Compen-        Stock        Options/       LTIP       Compen-
Name and                              Salary      Bonus      sation        Award(s)       SARs         Payouts     sation
Principal Position        Year         ($)         ($)        ($)            ($)          (#)            ($)         ($)

(a)                       (b)          (c)         (d)         (e)          (f)           (g)           (h)          (i)
----------------------------------------------------------------------------------------------------------------------------
  Michael                 2000           -           -         -             -          -               -           -
  Dearden,                2001           -           -         -             -          -               -           -
President &
 Director
----------------------------------------------------------------------------------------------------------------------------
 Griffin                  2000           -           -         -             -          -               -           -
  Jones,                  2001           -           -         -             -          -               -           -
Secretary,
Treasurer &
  Director
----------------------------------------------------------------------------------------------------------------------------
 Patrick
Fitzsimmons               2000           -           -         -             -          -               -           -
 Director                 2001        $40,000        -         -             -          -               -           -
----------------------------------------------------------------------------------------------------------------------------
   Greg
   Protti                 2000           -           -         -             -          -               -           -
  Director                2001           -           -         -             -          -               -           -
----------------------------------------------------------------------------------------------------------------------------
   Karim
   Lakhani                2000           -           -         -             -          -               -           -
  Director                2001           -           -         -             -          -               -           -
----------------------------------------------------------------------------------------------------------------------------

North Pacific is proposing, at its annual meeting of stockholders to be held on December 20, 2001, to adopt a Stock Option Plan. If this Stock Option Plan is adopted, some or all of the persons named above may be granted options.

Other than as stated below, there is no known relationship between any of the Directors and Control persons with major clients or providers of essential products and technology, nor are there any known related transactions.

Karim Lakhani is Director and President of Advanced Interactive Inc. and Director of Advanced Interactive Canada Inc., corporations which own a total of 3,000,000 shares of common stock (approximately 21% of the issued and outstanding shares of common stock) of North Pacific. These corporations are also party to the License Agreement.

(k) Description Of Securities.

North Pacific is authorized to issue 100,000,000 shares of the common stock of which 14,293,000 shares of common stock were issued and outstanding as of September 30, 2001. Each outstanding share of the common stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

The holders of the common stock (i) have equal rights to dividends from funds legally available therefore, when, and if, declared by our the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to the holders of the common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

The holders of the common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares of common stock, voting for the election of directors, can elect all directors of North Pacific if they so choose and, in such event, the holders of the remaining shares of common stock will not be able to elect any of the directors.

(l) Litigation

North Pacific is not party to any litigation and has no knowledge of any threatened or pending litigation against North Pacific.

(m) Market For North Pacific's Securities

Currently North Pacific's common stock does not trade on any exchange or quotation system including the NASD's OTCBB.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

   Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

   Not applicable.

ITEM 5. OTHER EVENTS

   Successor Issuer Election

Upon closing of the Share Purchase Agreement on September 10, 2001, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, North Pacific elects, should that election be necessary, to remain an issuer for reporting purposes under the Securities Exchange Act of 1934 (the "Exchange Act") and will continue to report under the Exchange Act.

ITEM 6. RESIGNATION OF DIRECTORS AND EXECUTIVE OFFICERS

In contemplation of the acquisition of SchoolWeb, Richard Silas resigned as a director of North Pacific on September 10, 2001. Upon closing of the acquisition of SchoolWeb, Griffin Jones, Michael Dearden, Karim Lakhani and Patrick Fitzsimmons were appointed as directors of North Pacific.

ITEM 7. FINANCIAL STATEMENTS

Unaudited Pro-Forma Consolidated Financial Statements:

   Introduction
   Pro-Forma Consolidated Statement of Stockholders' Equity as at June 30, 2001 Notes to Pro-Forma Consolidated Statement of Stockholders' Equity as at June 30, 2001

Audited Consolidated Financial Statements:

Report of Independent Auditor dated July 17, 2001 (except as to Note 7 which is dated September 10, 2001)

   Consolidated Balance Sheet as at June 30, 2001
   Consolidated Statement of Operations for the period of October 13, 2000 to June 30, 2001
   Consolidated Statement of Changes in Stockholders' Equity as at June 30, 2001 Consolidated Statement of Cash Flows for the period of October 13, 2000 to June 30, 2001
   Notes to Consolidated Financial Statements as at June 30, 2001 (except as to
   Note 7 which is dated September 10, 2001

                          NORTH PACIFIC CAPITAL CORP.
                         (a development stage company)

             PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                JUNE 30, 2001

                                 (Unaudited)












INTRODUCTION

PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

NORTH PACIFIC CAPITAL CORP.
(a development stage company)

PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
JUNE 30, 2001
================================================================================
(Unaudited)

INTRODUCTION

   By agreement dated July 2, 2001, North Pacific Capital Corp. ("North Pacific" or "the Company"), a Nevada corporation issued 12,343,000 shares of restricted common stock to the shareholders of SchoolWeb Systems Inc. (a development stage company) ("SchoolWeb"), a Nevada corporation, in exchange for all of the issued and outstanding shares of SchoolWeb. In connection with this transaction, SchoolWeb changed its name effective July 3, 2001 to SchoolWeb Holdings Inc.

This transaction will be accounted for as a recapitalization using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction will be presented as a continuation of SchoolWeb. Under reverse acquisition accounting, the value assigned to the common stock of consolidated North Pacific on acquisition of SchoolWeb will be equal to the book value of the common stock of SchoolWeb plus the book value of the net assets of North Pacific as at the date of the transaction.

The pro-forma consolidated statement of stockholders' equity has been prepared to reflect the statement of stockholders' equity of North Pacific as at June 30, 2001 assuming the acquisition of SchoolWeb had occurred effective June 30, 2001. As the results of operations of consolidated North Pacific are considered to be a continuation of the results of SchoolWeb. As the audited financial statements of SchoolWeb as at June 30, 2001 have been included in the Company's filing on Form 8-K/A, no pro-forma statements of operations have been presented.

The pro-forma consolidated statement of stockholders' equity is based on the following audited financial statements:

    -   North Pacific -     as at December 31, 2000.
    -   SchoolWeb -         as at June 30, 2001.

The financial statements of North Pacific have been adjusted to reflect certain stockholders' equity transactions of North Pacific for the period from January 1, 2001 to June 30, 2001 and as a result, the pro-forma consolidated statement of stockholders' equity has been prepared as at June 30, 2001.

This pro-forma consolidated statement of stockholders' equity should be read in conjunction with North Pacific's December 31, 2000 audited financial statements as filed on Form 10-KSB.

NORTH PACIFIC CAPITAL CORP.
(a development stage company)

PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

JUNE 30, 2001
-----------------------------------------------------------------------------------------------------------------------------------
(unaudited)                                                                                    (expressed in United States dollars)

                                                                                                                         Pro-Forma
                                    North Pacific      SchoolWeb                   Pro-Forma Adjustments               Consolidated
                                                                                                                      North Pacific
                                      31-Dec-00        30-Jun-01        (a)           (b)          (c)          (d)     30-Jun-01
-----------------------------------------------------------------------------------------------------------------------------------
CAPITAL STOCK                       $        20    $     12,343     $       (6)  $      (14)  $   (4,605)  $   (7,601)  $      137

ADDITIONAL PAID-IN CAPITAL                 -            140,760             19          (19)        -           7,601      148,361

ACCUMULATED DEFICIT                      (4,280)       (106,370)          (358)       4,638         -            -        (106,370)
-----------------------------------------------------------------------------------------------------------------------------------

                                    $    (4,260)   $     46,733                                                         $   42,128
===================================================================================================================================

   The accompanying notes are an integral part of this pro-forma consolidated statement of stockholders' equity

NORTH PACIFIC CAPITAL CORP.
(a development stage company)
NOTES TO PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
JUNE 30, 2001
================================================================================
(Unaudited)

NOTE 1 - ACQUISITION
--------------------------------------------------------------------------------

By agreement dated July 2, 2001, North Pacific acquired 100 % of the issued and outstanding shares of SchoolWeb in exchange for 12,343,000 shares of restricted common stock of North Pacific. As a result of this transaction, the former shareholders of SchoolWeb own 90.1% of North Pacific representing 12,343,000 of the 13,693,000 total issued and outstanding shares.

For purposes of this pro-forma consolidated statement of stockholders' equity, this acquisition has been accounted as a recapitalization using accounting principles applicable to reverse acquisitions whereby the value assigned to the common stock of consolidated North Pacific on acquisition of SchoolWeb will be equal to the book value of the common stock of SchoolWeb plus the book value of the net assets of North Pacific as at the date of the transaction.

The book value of North Pacific' capital stock as at December 31, 2000 is calculated as follows:

           SchoolWeb capital stock                               $   153,103
           North Pacific net assets (liabilities)                     (4,605)
                                                                 -----------
           North Pacific pro-forma capital stock                 $   148,498
                                                                 ===========

North Pacific pro-forma capital stock is made up as follows:

           Capital stock                                         $       137
           Additional paid-in capital                                148,361
                                                                 -----------
                                                                 $   148,498
                                                                 ===========

NOTE 2 - PRO-FORMA ADJUSTMENTS
--------------------------------------------------------------------------------

(a)   Amendment to accounting period
      The financial statements of North Pacific have been adjusted as follows to reflect the reorganization of North Pacific's capital stock and to reflect the change in accumulated deficit of North Pacific for the period from January 1, 2001 to June 30, 2001 so that the financial information of both North Pacific and SchoolWeb is as at June 30, 2001.

                                                                    Additional   Deficit Accumulated
                                                        Common        Paid in          During
                                                         Stock        Capital      Development Stage       Total
                                                   ---------------------------------------------------------------
      Balance, December 31, 2000                   $     20         $      -         $    (4,280)     $    (4,260)

      Common stock reorganization                       (19)                 19             -                -

      Common stock issuances,
        January 1, 2001 to June 30, 2001                 13                -                -                  13

      Net loss, January 1, 2001 to June 30, 2001       -                   -                (358)            (358)
                                                   ---------------------------------------------------------------
      Balance, June 30, 2001 (unaudited)           $     14         $        19      $    (4,638)     $    (4,605)
                                                   ===============================================================

NORTH PACIFIC CAPITAL CORP.
(a development stage company)
NOTES TO PRO-FORMA CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
JUNE 30, 2001
================================================================================
(Unaudited)

NOTE 2 - PRO-FORMA ADJUSTMENTS (cont'd)
--------------------------------------------------------------------------------

(b)   Elimination of North Pacific' stockholder's equity
      In accordance with reverse acquisition accounting, the financial statements subsequent to the date of the transaction will be presented as a continuation of SchoolWeb and as a result the stockholders' equity of North Pacific has been eliminated as follows:

                                                                       Total
                                                                    Elimination
                                                                    -----------
              North Pacific share capital                           $        14
              North Pacific additional paid in capital                       19
              North Pacific accumulated deficit                          (4,638)
                                                                    -----------
              Book value of North Pacific net assets (liabilities)  $    (4,605)
                                                                    ===========

(c)   Record value assigned to North Pacific under reverse merger accounting
      As at the date of the transaction, North Pacific does not have any significant operations or assets and as a result the transaction will be accounted for as a recapitalization using accounting principles applicable to reverse acquisitions and accordingly, no goodwill is recorded and the value assigned to North Pacific is equal to the book value of the net assets (liabilities) of North Pacific as at the date of the transaction. As at July 2, 2001, the net book value of the net assets (liabilities) of North Pacific is $(4,605).

(d)   Restatement of share capital under reverse merger accounting
      In accounting for this reverse merger, the legal share capital is that of North Pacific (the legal parent) and the value of share capital is calculated as described in Note 1. Upon completion of this transaction, North Pacific has 13,693,000 of its $US 0.00001 par value common shares issued and outstanding which requires the following pro-forma adjustments.

                                                                          Additional      Total Share
                                                       Capital Stock   Paid in Capital      Capital
                                                     ------------------------------------------------
      North Pacific as at December 31, 2000          $         20      $       -         $         20
      SchoolWeb as at June 30, 2001                        12,343           140,760           153,103
      Pro-forma adjustment # 1                                 (6)               19                13
      Pro-forma adjustment # 2                                (14)              (19)              (33)
      Pro-forma adjustment # 3                             (4,605)             -               (4,605)
      Pro-forma adjustment # 4, to reconcile               (7,601)            7,601              -
                                                     ------------------------------------------------

      Pro-forma balance, June 30, 2001 (unaudited)   $        137      $    148,361      $    148,498
                                                     ================================================

                             SCHOOLWEB SYSTEMS INC.
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                   JUNE 30, 2001











CONSOLIDATED BALANCE SHEET

CONSOLIDATED STATEMENT OF OPERATIONS

CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

CONSOLIDATED STATEMENT OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            LABONTE & CO.                         1205 - 1095 West Pender Street
 ----------------------------------------
 C H A R T E R E D  A C C O U N T A N T S         Vancouver, BC Canada
 ----------------------------------------
                                                  V6E 2M6
                                                  Telephone       (604) 682-2778
                                                  Facsimile       (604) 689-2778
                                                  Email        rjl@labonteco.com



                             AUDITORS' REPORT
--------------------------------------------------------------------------------


To the Board of Directors and Stockholders of SchoolWeb Systems Inc.

We have audited the consolidated balance sheet of SchoolWeb Systems Inc. (A Development Stage Company) as at June 30, 2001 and the consolidated statements of operations, stockholders' equity and cash flows for the period from October 13, 2000 (inception) to June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2001 and the results of its operations and its cash flows and the changes in stockholders' equity for the period from October 13, 2000 (inception) to June 30, 2001 in accordance with generally accepted accounting principles in the United States.

                                                               /s/ LaBonte & Co.

                                                           CHARTERED ACCOUNTANTS


July 17, 2001 (except as to Note 7 which is dated September 10, 2001) Vancouver, B.C.


COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-UNITED STATES REPORTING
--------------------------------------------------------------------------------
DIFFERENCES
-----------

In the United States, reporting standards for auditors would require the addition of an explanatory paragraph following the opinion paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1. Our report to Board of Directors and Stockholders dated July 17, 2001 (except as to Note 7 which is dated September 10, 2001) is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.

                                                               /s/ LaBonte & Co.

                                                           CHARTERED ACCOUNTANTS


July 17, 2001 (except as to Note 7 which is dated September 10, 2001) Vancouver, B.C.

                              SCHOOLWEB SYSTEMS INC.
                           (A Development Stage Company)

                            CONSOLIDATED BALANCE SHEETS


                                                                   June 30, 2001
================================================================================


                                       ASSETS

CURRENT ASSETS
   Cash                                                            $     53,113

LICENSE RIGHTS, net of amortization of $3,000 (Note 4)                   27,000
CAPITAL ASSETS                                                            4,000
--------------------------------------------------------------------------------
                                                                   $     84,113
================================================================================


                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                $     14,395
   License agreement payable (Note 4)                                     5,000
   Due to related parties (Note 3)                                       20,985
--------------------------------------------------------------------------------

                                                                         40,380
--------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 1 and 4)

STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
  Capital stock
    Common stock, $0.001 par value, 100,000,000 shares authorized
    12,343,000 shares issued and outstanding                             12,343
  Additional paid-in capital                                            140,760
  Deficit accumulated during development stage                         (109,370)
--------------------------------------------------------------------------------

                                                                         43,733
--------------------------------------------------------------------------------

                                                                   $     84,113
================================================================================


  The accompanying notes are an integral part of these consolidated financial statements

                              SCHOOLWEB SYSTEMS INC.
                           (A Development Stage Company)

                       CONSOLIDATED STATEMENT OF OPERATIONS


                                                                October 13, 2000
                                                                 (inception) to
                                                                  June 30, 2001
================================================================================

GENERAL AND ADMINISTRATIVE EXPENSES

   Amortization of license rights                                  $      3,000
   License fees                                                          60,000
   Marketing                                                             14,376
   Office and general                                                    24,833
   Professional fees                                                      7,161
--------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                                            $   (109,370)
================================================================================

BASIC NET LOSS PER SHARE                                           $      (0.09)
================================================================================


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                            1,219,553
================================================================================



  The accompanying notes are an integral part of these consolidated financial statements

                              SCHOOLWEB SYSTEMS INC.
                           (A Development Stage Company)

                   CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

           FOR THE PERIOD FROM OCTOBER 13, 2000 (INCEPTION) TO JUNE 30, 2001

                                                                                                   Deficit
                                                                                                 Accumulated
                                                                              Additional            During
                                                 Number of                      paid in          Development
                                                  shares         Amount         capital             Stage          Total
===========================================================================================================================

Issuance of common stock for cash at $.001
  per share - October 16, 2000                       3,000     $          3   $       -      $       -      $          3

Issuance of common stock for cash at $.007
  per share - May 24, 2001                       5,500,000            5,500         33,000           -            38,500

Issuance of common stock for cash at $.01
  per share - June 4, 2001                       4,010,000            4,010         36,090           -            40,100

Issuance of common stock for cash at $.15
  per share - June 8, 2001                         330,000              330         49,170           -            49,500

Issuance of common stock for license
  agreement at $.01 per share - June 29,
  2001 (Note 4)                                  2,500,000            2,500         22,500           -            25,000

Net loss for the period October 13, 2000
  (inception) to June 30, 2001                        -                -              -          (109,370)      (106,370)
---------------------------------------------------------------------------------------------------------------------------
Balance, June 30, 2001                          12,343,000     $     12,343   $    140,760   $   (109,370)  $     46,733
===========================================================================================================================

  The accompanying notes are an integral part of these consolidated financial statements

                              SCHOOLWEB SYSTEMS INC.
                           (A Development Stage Company)


                        CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                October 13, 2000
                                                                 (inception) to
                                                                  June 30, 2001
================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss for the period                                         $   (109,370)
   Adjusted for item not involving cash:
     Amorization of license rights                                        3,000
     Changes in accounts payable                                         14,395
--------------------------------------------------------------------------------

NET CASH FLOWS USED IN OPERATING ACTIVITIES                             (91,975)
--------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisition of capital assets                                         (4,000)
--------------------------------------------------------------------------------

NET CASH FLOWS USED IN INVESTING ACTIVITIES                              (4,000)
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Advances from directors                                               20,985
   Proceeds on sale of common stock                                     128,103
--------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                                149,088
--------------------------------------------------------------------------------

INCREASE IN CASH                                                         53,113

CASH, BEGINNING OF PERIOD                                                  -
--------------------------------------------------------------------------------

CASH, END OF PERIOD                                                 $    53,113
================================================================================


OTHER NON-CASH TRANSACTION:
During the period the Company issued 2,500,000 common shares for a license agreement at $.01 per share.

  The accompanying notes are an integral part of these consolidated financial statements

                              SCHOOLWEB SYSTEMS INC.
                           (A Development Stage Company)

                           NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2001
================================================================================

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
--------------------------------------------------------------------------------

The Company was incorporated on October 13, 2000 in the State of Nevada as Alternet Systems Inc., changed its name to SchoolWeb Systems Inc. on March 6, 2001 and ultimately to SchoolWeb Holdings Inc. on July 3, 2001. To date the Company has had no significant business operations and is considered to be in the development stage. The Company, through a License Agreement dated January 1, 2001, will distribute, market, sell and license in the United States and Canada, certain proprietary software and hardware systems technology known as "SchoolWeb" used for caching Internet and multimedia files on special servers (refer to Note 4). The Company has incurred losses since inception totalling $109,370 and its ability to continue as a going concern is dependent on raising capital to fund future operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern

By agreement dated July 2, 2001 and completed September 10, 2001, North Pacific Capital Corp. ("North Pacific") acquired 100% of the issued and outstanding shares of the Company from the Company's shareholders in exchange for 12,343,000 shares of North Pacific. Refer to Note 7.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, SchoolWeb Systems (Canada) Ltd. incorporated April 17, 2001 in British Columbia, Canada. All significant intercompany transactions and account balances have been eliminated.

Use of Estimates and Assumptions
Preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

License Rights
The Company amortizes the cost of acquiring license rights on a straight line basis over the term of the license.

Foreign Currency Translation
The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments
In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate carrying value due to the short-term maturity of the instruments.

SCHOOLWEB SYSTEMS INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2001
================================================================================

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)
--------------------------------------------------------------------------------

Net Loss per Common Share
Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Stock-Based Compensation
The Company accounts for stock-based compensation in respect to stock options granted to employees and officers using the intrinsic value based method in accordance with APB 25. Stock options granted to non-employees are accounted for using the fair value method in accordance with SFAS No. 123. In addition, with respect to stock options granted to employees, the Company provides pro-forma information as required by SFAS No. 123 showing the results of applying the fair value method using the Black-Scholes option pricing model.
The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Income taxes
The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at June 30, 2001 the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

Recent Accounting Pronouncements
In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement No. 142, Goodwill and Other Intangible Assets ("SFAS 142"), which requires that goodwill not be amortized. SFAS requires that the Company review goodwill at least annually to determine if an impairment has occurred and if so that goodwill should be reduced accordingly. The Company has determined that the implementation of this standard will not have any impact on its financial statements.

On March 31, 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998. The Company has determined that the implementation of this standard does not have a material impact on its financial statements.


NOTE 3 - RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

Certain directors have provided cash loans totalling $20,085 at June 30, 2001. Amounts due from related parties are non-interest bearing and have no specific terms of repayment.

SCHOOLWEB SYSTEMS INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2001
================================================================================

NOTE 4 - LICENSE RIGHTS
--------------------------------------------------------------------------------

By agreement dated January 1, 2001 between the Company, Advanced Interactive Inc. ("AII") and Advanced Interactive (Canada) Inc. ("AIC"), the Company acquired from AII and AIC exclusive and non-exclusive rights and licenses to commercialise, distribute and market SchoolWeb related licensed technology, products and services in the United States and Canada for a period of five years. Commencing January 15, 2001, under the terms of the agreement, the Company must pay a monthly fee of $10,000 per month in the first year, $20,000 per month in year two and increasing by $8,000 per month in each of the subsequent years to a maximum of $84,000 less royalty amounts otherwise payable equal to 40% of net revenue received (minimum $1,000 per month). In addition the Company agreed to issue 2,000,000 shares (amended to 2,500,000 shares effective June 29, 2001) valued at $.01 per share or $25,000 (issued on June 29,
2001) and must pay 40% of net revenue received in connection with this agreement (minimum $1,000 per month).

Refer to Note 7.

NOTE 5 - CAPITAL STOCK
--------------------------------------------------------------------------------

The Company's capitalization is 100,000,000 common shares with a par value of $0.001 per share.

To June 30, 2001, the Company has not granted any stock options and has not recorded any stock-based compensation.


NOTE 6 - COMMITMENTS AND CONTINGENCIES
--------------------------------------------------------------------------------

Fair Value of Financial Instruments
The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107 Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities including cash and cash equivalents and notes and accounts payable approximate carrying value due to the short-term maturity of the instruments.

Concentration of Credit Risk
The Company invests its cash and certificates of deposit primarily in deposits with major banks. Certain deposits, at times, are in excess of federally insured limits. The Company has not incurred losses related to its cash.


NOTE 7 - SUBSEQUENT EVENTS
--------------------------------------------------------------------------------

By agreement dated July 2, 2001 and completed September 10, 2001, North Pacific Capital Corp. ("North Pacific"), a Nevada corporation, acquired 100% of the issued and outstanding shares of the Company from the Company's shareholders in exchange for 12,343,000 shares of North Pacific such that the previous shareholders of the Company own 90.1% of the shares of North Pacific. As a result of the reverse acquisition, there was no effect on the control of the Company.

By directors' resolution dated July 3, 2001, the Company changed its name to SchoolWeb Holdings Inc.

Effective September 10, 2001 the Company, AII and AIC amended the original license agreement such that AI and AIC would receive an additional 500,000 shares valued at $5,000 which has been recorded as an additional License Agreement Payable as at June 30, 2001.

Also effective September 10, 2001, North Pacific issued 250,000 of its restricted common shares to each of AII and AIC in settlement of the $5,000 License Agreement Payable on behalf of the Company.

ITEM 8. CHANGE IN FISCAL YEAR

     Not applicable.

                                   EXHIBITS

2.1 Share Purchase Agreement between the stockholders of SchoolWeb Systems, Inc. and North Pacific Capital Corp. dated as of July 2, 2001 as amended September 10, 2001.

2.2 License Agreement between SchoolWeb and Advanced Interactive Inc. dated as of January 1, 2001 as amended June 29, 2001 and September 10, 2001.

2.3 Settlement Agreement between North Pacific Capital Corp. and Advanced Interactive Inc. et al dated as of September 10, 2001.

3.1 Certificate of Incorporation (incorporated by reference to Exhibit 1 of the Registration Statement on Form 10-SB filed on November 6, 2000)

3.2 Articles of Incorporation of North Pacific Capital Corp. (incorporated by reference to Exhibit 3 of the Form 10-SB filed on November 6, 2000)

3.3 Certificate of Amendment of Articles of Incorporation (incorporated by reference to Exhibit 2 of the Registration Statement on Form 10-SB filed on November 6, 2000)


                                SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                             North Pacific Capital Corp.



                             By:  /s/ Griffin Jones
                                -------------------------------
                                Griffin Jones, Director

Dated: December 17, 2001

                             SCHOOLWEB SYSTEMS INC.
                            711 S. Carson, Suite 4
                           Carson City, Nevada 89701
                              Tel: (604) 608-2540
                              Fax: (604) 608-8775


July 2, 2001

North Pacific Capital Corp.
#280-815 West Hastings Street
Vancouver, BC V6C 1B4

Attention: Mr. Richard Silas

Dear Mr. Silas:

Re: Sale of all issued and outstanding shares of SchoolWeb Systems Inc., formerly Alternet Systems Inc. ("SchoolWeb") to North Pacific Capital Corp. ("North Pacific")

This agreement (the "Agreement") sets forth the terms and conditions of our agreement whereby North Pacific Capital Corp. ("North Pacific") will purchase a 100% beneficial right, title and interest in and to all of the issued and outstanding shares (the "Shares") of SchoolWeb Systems Inc. ("SchoolWeb") from the shareholders of SchoolWeb (the "Shareholders").

In consideration of the sum of $10.00 paid to each of the Shareholders and to SchoolWeb, by North Pacific, the receipt and sufficiency of which is hereby acknowledged, and for other good and valuable consideration, the parties hereto agree as follows:

1.   REPRESENTATIONS AND WARRANTIES

1.1 North Pacific represents and warrants to the Shareholders and to SchoolWeb that:

      (a) North Pacific is a valid and subsisting corporation duly incorporated and in good standing under the laws of the State of Nevada;

      (b) entering into this Agreement does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its incorporating documents or any agreement or instrument to which North Pacific is a party;

      (c) this Agreement has been or will be authorized by all necessary corporate action on the part of North Pacific; and

      (d) North Pacific is in good standing with the Securities and Exchange Commission, the Nevada Secretary of State and all other regulatory and statutory bodies having jurisdiction over its business affairs.

1.2 SchoolWeb and the Shareholders represent and warrant to North Pacific that:

      (a) SchoolWeb beneficially owns any and all rights to the business of SchoolWeb (the "Business and Intellectual Property") including the software license agreement (the "License Agreement") dated January 1, 2001 between SchoolWeb and Advanced Interactive Inc.;

      (b) there are no outstanding agreements or options to acquire or purchase any interest in any of the Business and Intellectual Property, and no person has any royalty or other interest whatsoever in the Business and Intellectual Property except as disclosed in the License Agreement;

      (c) entering into this Agreement does not and will not conflict with, and does not and will not result in a breach of, any agreement or instrument to which SchoolWeb and/or the Shareholders are party;

      (d) SchoolWeb and the Shareholders have due and sufficient right and authority to enter into this Agreement in accordance with this Agreement, and this Agreement has been or will be authorized by all necessary action on the part of SchoolWeb;

      (e) the Shareholders beneficially own, free and clear of all liens and encumbrances of any kind, all of the Shares and the Shares represent all of the issued and outstanding shares, of all types or classes, of SchoolWeb; and

      (f) SchoolWeb will manage the business of the Business and Intellectual Property in a reasonable and responsible manner until Closing.

1.3   The Shareholders represent and warrant to North Pacific that:

      (a) they beneficially own, free and clear of all liens and encumbrances of any kind, all of the Shares and the Shares represent all of the issued and outstanding shares, of all types or classes, of SchoolWeb;

      (b) there are no outstanding agreements or options to acquire or purchase any interest in any of the Shares, and no person has any royalty or other interest whatsoever in the Shares (save and except that which is created in this Agreement and that which vests in the Shareholders themselves);

      (c) entering into this Agreement does not and will not conflict with, and does not and will not result in a breach of, any agreement or instrument to which the Shareholders are party; and

      (d) the Shareholders have due and sufficient right and authority to enter into this Agreement in accordance with the terms and conditions of this Agreement.

2.   PURCHASE AND SALE

2.1 The Shareholders hereby agree to sell to North Pacific, and North Pacific hereby agrees to purchase from the Shareholder, an undivided 100% beneficial right, title and interest in and to the Shares in consideration of the issuance to the Shareholders of 12,343,000 common shares of North Pacific (the "North Pacific Shares") being an exchange of shares on a one-for-one basis.

2.2 The North Pacific Shares shall be, when issued, fully paid and non-assessable common shares in the capital of North Pacific and will be free and clear of all liens, charges and encumbrances save and except for hold periods or resale restrictions imposed by applicable securities laws, regulations and statutes in the United States and in the jurisdiction of residence of individual shareholders.

3.   RIGHTS AND OBLIGATIONS OF THE PARTIES

3.1 From and after the date of this Agreement and until Closing, unless this Agreement is otherwise terminated, SchoolWeb will be entitled to undertake all business concerning the Business and Intellectual Property and its development and shall have the sole and exclusive right to:

      (a) enter into agreements concerning the Business and Intellectual Property and its development as a business provided that none of those agreements in any way encumbers its right, title and interest in and to the Business and Intellectual Property; and

      (b) do such research and development as it may deem, in its sole and absolute discretion, to be of benefit to the furtherment and development of the business of the Business and Intellectual Property.

3.2 Upon execution of this Agreement, North Pacific shall take all reasonable steps to:

      (a) gain, prior to Closing, such approvals to this Agreement as may be required from its shareholders and from regulatory and statutory authorities having jurisdiction;

      (b) at any time prior to Closing, not do or permit to be done any act or thing which would or might in any way adversely affect the rights of SchoolWeb and the Shareholders hereunder; and

      (c) provide to the Shareholders and their designated representatives (including legal counsel) any and all reasonably requested agreements, documents, records, data and files (in written or electronic form) relating to North Pacific which are in the care, control and possession of North Pacific.

3.3 Upon execution of this Agreement, the Shareholders and SchoolWeb shall take all reasonable steps to:

      (a) gain, prior to Closing, such approvals to the purchase and sale of the Shares as may be required from SchoolWeb and from regulatory and statutory authorities having jurisdiction including, without limiting the generality of the foregoing, the written consent of the directors and officers of SchoolWeb to the terms of this Agreement (in a form required by the corporate counsel of North Pacific);

      (b) at any time prior to Closing, not do or permit to be done any act or thing which would or might in any way adversely affect the rights of North Pacific hereunder; and

      (c) ensure that SchoolWeb and North Pacific (through its ownership of the Shares) will have, upon Closing, exclusive and quiet possession of the Business and Intellectual Property, without the occupation of the same or any part thereof by any other person.

4.   FORMAL AGREEMENT

4.1 The parties agree that this Agreement incorporates all of the essential terms of their agreement and that it shall be binding upon them. However, the parties may negotiate, on or before Closing, a formal agreement, or agreements, (the "Formal Agreement") which may incorporate such further terms and conditions as are reasonably necessary to carry out, and give effect to, the general terms and conditions of this Agreement if they so choose.

4.2 If the parties choose to negotiate the Formal Agreement, they hereby agree that upon execution of the Formal Agreement all prior understandings and agreements, whether verbal or written, shall be superseded by the terms of the Formal Agreement and that such prior understandings and agreements, including this Agreement, shall be superseded and terminated by the terms of the Formal Agreement.

5.   CLOSING

5.1 The closing of the purchase of the Shares (the "Closing") shall occur no later than 10 business days following the execution of this Agreement unless otherwise agreed by North Pacific, the Shareholders, and SchoolWeb.

5.2 Upon Closing, the Directors of North Pacific shall appoint to the Board of Directors of North Pacific Michael Dearden, Pat Fitzsimmons Griffin Jones and Karim Lakhani should he/they consent to so act.

5.3 Upon Closing, the sole shareholder of SchoolWeb (which shall then be North Pacific) shall hold a shareholders' meeting for SchoolWeb and shall confirm the appointment of the present President and Directors of SchoolWeb until such time as the next annual meeting of shareholders is convened.

5.4 Upon Closing, Michael Dearden, Pat Fitzsimmons and Griffin Jones will agree to execute a management contract with SchoolWeb or North Pacific whereby they shall devote a minimum of 35 hours per week to the business of SchoolWeb and North Pacific for a two year period following Closing. The management contract shall contain reasonable terms standard in the industry in which SchoolWeb does business.

6.   MISCELLANEOUS

6.1 Any notice to be required or permitted hereunder will be in writing and sent by delivery, facsimile transmission, or prepaid registered mail addressed to the party entitled to receive the same, or delivered to such party at the address specified above, or to such other address as either party may give to the other for that purpose. The date of receipt of any notice, demand or other communication hereunder will be the date of delivery if delivered, the date of transmission if sent by facsimile, or, if given by registered mail as aforesaid, will be the date on which the notice, demand or other communication is actually received by the addressee.

6.2 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors and permitted assigns.

6.3 Each of the parties hereto agrees that it shall be responsible for its own legal expenses and disbursements relating to this Agreement and the negotiation and preparation of any further agreements.

6.4 This Agreement and the Final Agreement shall be interpreted and construed in accordance with the laws of British Columbia and the parties agree to attorn to the courts thereof.

6.5 All dollar figures in this Agreement are given in valid currency of Canada.

6.6   This Agreement may be executed by facsimile and in counterpart.

6.7 All amendments to this Agreement must be in writing and signed by all of the parties hereto.

6.8 The interests, rights and obligations of the parties herein may not be assigned, sold, transferred or otherwise conveyed without the express written consent of the parties hereto.

6.9 The performance of the covenants and obligations of North Pacific herein are hereby made expressly subject to the completion of due diligence investigations of SchoolWeb and the Shareholders by North Pacific on or before July 10, 2001 and are further subject to the receipt of any required regulatory approvals by North Pacific or shareholder approvals required by North Pacific.

6.10 The parties hereto acknowledge that Heenan Blaikie has acted for SchoolWeb in the preparation and negotiation of this Agreement. The parties hereto further acknowledge that Christopher D. Farber is the beneficial holder of approximately 115,000 common shares of North Pacific. All parties other than SchoolWeb have been advised to seek independent legal advice with respect to applicable securities laws and with respect to their review of this Agreement.

If the above terms and conditions accurately record your understanding of our agreement, please so acknowledge by signing a copy of this Agreement in the space provided below turning the same to us at your earliest convenience. Upon your execution thereof, this Agreement will constitute a legal and binding agreement subject to its terms.

Yours truly,

SCHOOLWEB SYSTEMS INC.


  /s/ signature
________________________


The terms of the Agreement above are hereby read, understood, acknowledged, accepted and consented to (should such consent by required) by the undersigned effective the 2nd day of July, 2001.

NORTH PACIFIC CAPITAL CORP.


  /s/ signature
____________________________
Authorized Signatory


ALL OF THE SHAREHOLDERS OF SCHOOLWEB SYSTEMS INC.



  /s/ Michael Dearden                     /s/ Pat Fitzsimmons
___________________________________     ___________________________________
MICHAEL DEARDEN                         PAT FITZSIMMONS



  /s/ Greg Protti                         /s/ Griffin Jones
___________________________________     ___________________________________
GREG PROTTI                             GRIFFIN JONES


  /s/ Grant Farkes                        /s/ Deborah Stockwell
___________________________________     ___________________________________
GRANT FARKES                            DEBORAH STOCKWELL

  /s/ Sheila Adams                        /s/ Pamela Briskar
___________________________________     ___________________________________
SHEILA ADAMS                            PAMELA BRISKAR



  /s/ Tom Acheson                         /s/ Karen Acheson
___________________________________     ___________________________________
TOM ACHESON                             KAREN ACHESON


  /s/ David Forsythe                      /s/ Cynthia Eden
___________________________________     ___________________________________
DAVID FORSYTHE                          CYNTHIA M. EDEN


UNITED EQUITIES MANAGEMENT CORP.        ADVANCED INTERACTIVE INC.
By Its Authorized Signatory             By Its Authorized Signatory


  /s/ signature                           /s/ signature
___________________________________     ___________________________________




  /s/ Brandon Douglas
__________________________________
BRANDON DOUGLAS

Exhibit 2.2

AII - Alternet                                                      Page 1 of 22
License Agreement

LICENSE AGREEMENT

THIS LICENSE AGREEMENT made effective this 1st day of January, 2001

BETWEEN:

              ADVANCED INTERACTIVE INC., a corporation, incorporated on September 1, 1998 established under the laws of the State of Nevada, USA, and having its head offices located at Suite 718 - 1350 East Flamingo Road, Las Vegas, NV 89119

              (hereinafter called "AII Nevada")

AND:

              ADVANCED INTERACTIVE CANADA INC., a corporation established under the laws of the Province of British Columbia which is a wholly owned subsidiary of AII Nevada with offices at Suite 2101 - 1177 West Hastings Street, Vancouver, BC V6E 2K3

              (hereinafter called "AII Canada")

AND:

              ALTERNET SYSTEMS INC., a corporation established under the laws of the State of Nevada, USA, having offices at Suite
              280 - 815 West Hastings Street, Vancouver, BC, Canada V6C 1B4

              (hereinafter called "Alternet")


singularly referred to as "party", and together referred to as "the Parties"


WITNESSETH THAT:

A. WHEREAS AII Nevada and AII Canada have developed proprietary software and hardware systems technology known as "SchoolWeb" and "OfficeServer" for caching Internet and multimedia files on special servers at schools, homes, businesses or other locations, and wish to license certain rights to the SchoolWeb and OfficeServer software and hardware systems technology (the "Licensed Technology") to Alternet;

B. WHEREAS AII Nevada or AII Canada wishes to provide Products and Services to customers using the Licensed Technology including after installation support and services to customers which use the Licensed Technology; and

C. WHEREAS Alternet is a start-up company with a skilled sales force, operating in North America, and wishes to enter into this License Agreement to obtain rights to distribute, market, sell and license the Licensed Technology, to provide the Licensed Technology, Products and Services in a prescribed Field of Use, in a prescribed Territory, under the terms and conditions of this Agreement, and

AII - Alternet                                                      Page 2 of 22
License Agreement

D. WHEREAS Alternet represents that it is experienced in, and wishes to put its full energy towards, the enhancement and commercial development of a business which would use the Licensed Technology including devoting funds, staff, business expertise and business and marketing planning to further the commercial success of the Licensed Technology.

NOW THEREFORE in consideration of the mutual promises and covenants hereinafter contained, AII Nevada, AII Canada, and Alternet, the Parties to this Agreement, agree as follows:

1.0   INTERPRETATION

1.1 As used in this Agreement, the following terms shall have the definitions respectively assigned to them hereunder unless the subject matter or context otherwise requires:

      (a) "Agreement" means this document comprising Sections 1 to 22 inclusive together with Schedules 1.0 and 2.0 attached hereto, which shall be read with and form a part of this Agreement;

      (b) "SchoolWeb" and "OfficeServer" mean the trademarked names of the Licensed Technology produced by employing the Licensed Technology and shall be read to include any future names trademarked by AII Nevada or AII Canada or Alternet which relate to the Licensed Technology;

      (c) "Follow-on Invention" means an invention made by, owned by or licensed to AII Nevada or AII Canada that falls within the scope of the claims of the intellectual property ("IP") rights forming the Licensed Technology, or an invention that utilizes the IP or one that constitutes an Improvement to the IP;

      (d)  "Field of Use" has the meaning set out in Schedule 1.0, part V;

      (e) "herein", "hereby", "hereof", "hereunder", and similar expressions, when used in any Section, shall be understood to relate to this Agreement as a whole and not merely to the Section in which they appear;

      (f) "Improvement" means any change to or development of the Licensed Technology made by, owned by, or licensed to, AII Nevada or AII Canada, including a Follow-on Invention, that may improve the Licensed Technology or the Services or both. Improvement includes for copyrightable or copyrighted material, any translation, abridgement, revision or other form in which an existing work may be recast, transformed or adapted; for patentable or patented material, any improvement thereon; and for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected or protectable by copyright, patent and/or trade secret;

      (g) "Licensed Technology" means the proprietary software and hardware systems technology currently known as "SchoolWeb" and "OfficeServer" for caching and indexing Internet and multimedia files on special servers at schools, homes and businesses as described in Schedule 1.0, Part I.

AII - Alternet                                                      Page 3 of 22
License Agreement

           The term Licensed Technology also includes:

           (i) the head-end hardware and software system necessary to transmit data via various broadcasting systems, and the receiving and decoding hardware and software at the receiving location, as described in Part III of Schedule 1.0,

           (ii) all claims specific to the transmission encoding process contained in IP described in Part II of Schedule 1.0, as may be amended from time to time, including any continuation, divisional, or continuation-in-part application entitled to priority based on the IP, as described in Schedule 1.0, as well as any Improvements,

           (iii) any Licensed Technology provided by way of technical assistance as more particularly set out in Section 4.0 hereof of this Agreement; and

           (iv)  Product as defined below.

      (h) "Maintenance" means provision of Hardware Maintenance, and Software Maintenance which is required to ensure Licensed Technology customers' ability to utilize the Licensed Technology.
            "Hardware Maintenance" means the provision of hardware service calls and repair and/or replacement of hardware components of SchoolWeb and OfficeServer systems.
            "Software Maintenance" means provision of a service to repair any software problems, as well as provide upgrades to the software, on a periodic basis;

      (i) "Net Revenue" means the total revenue from the distribution, marketing, sub-license or sale of the Licensed Technology, less the cost of installation, Maintenance, hardware costs, hardware leasing costs, taxes, costs incurred by third parties (parties other than the Parties) but charged against the Net Revenue, discounts and rebates Alternet receives from its rights to the Licensed Technology, and specifically excludes revenues of AII Nevada or AII Canada which are realized from providing Product Software, Software Maintenance and Software License to Alternet's customers;

      (j) "Party" means Alternet, AII Nevada and/or AII Canada as the context requires, and "Parties" means all of Alternet, AII Nevada or AII Canada;

      (k) "Product" means any Product Hardware and Product Software which are made in whole or in part by utilizing the Licensed Technology, or any application or hardware of the IP which falls within the definition of Licensed Technology, or which are produced according to a process which, in whole or in part, is subject to IP which falls within the definition of Licensed Technology, or any IP application therefor.
            "Product Hardware" means any physical hardware that resides in the server box, along with any other peripheral units required to make up the SchoolWeb and OfficeServer systems. Product hardware may also include installation and commissioning at the customer's premises. "Product Software" means any software operating systems and software applications that are part of , and allow the SchoolWeb and OfficeServer to operate, including software programs that may reside on computer clients that use the SchoolWeb and OfficeServer systems. Product Software may also include installation and configuration of software on server hard drives;

AII - Alternet                                                      Page 4 of 22
License Agreement

      (l) "Restricted Information" means information of a confidential or proprietary nature disclosed by one party to another. Restricted Information does not include:

            (i) information which is lawfully in the public domain at the time of one Party's receipt or acquisition thereof from the other Party, or which becomes a part of the public domain through no breach, by the receiving Party, of any obligation of confidentiality with respect to such information; and

            (ii) information which, subsequent to one Party's receipt or acquisition thereof from the other Party, is lawfully obtained by the receiving Party from another source without restriction on further disclosure and without breach by any person of any obligation of confidentiality (contained herein or otherwise existing) with respect to such information.

      (m) "Services" means any Support Services or Consulting Services related to the Licensed Technology which are required to ensure Licensed Technology customers' ability to utilize the Licensed Technology. "Support Services" means the provision of help desk and technical support for purchasers of SchoolWeb and OfficeServer systems, for 'x' hours per day, 'y' hours per week.
            "Consulting Services" means the provision of consulting work regarding variations of hardware and software of SchoolWeb and OfficeServer systems to suit new client applications;

      (n) "Software License" means the license attached to each SchoolWeb and OfficeServer system sold or leased to every client;

      (o) "Territory" means the geographical area, in which Alternet has been given the licensed rights to the Licensed Technology. The Territory is described in Schedule 1, Part IV.

1.2 For the purposes of this Agreement, any reference to the "sale" of Licensed Technology or Services shall be interpreted to include the "lease", "license" or "sub-license" of Licensed Technology or Service, or both.

2.0   GRANT OF LICENSE

2.1 Subject to the terms of this Agreement AII Canada and AII Nevada hereby grant to Alternet an exclusive right and license to commercialize, distribute, sell, sub-license and market SchoolWeb related Licensed Technology, Products and Services in the prescribed Fields of Use, and in prescribed Territories, as set out in Schedule 1.0 hereto; and a non-exclusive license to commercialize, distribute, sell, sub-license and market OfficeServer related Licensed Technology, Products and Services, in the prescribed Fields of Use, and in prescribed Territories, as set out in
      Schedule 1 hereto.

2.2 AII Canada and AII Nevada shall be the sole and exclusive provider of the Software License for SchoolWeb and OfficeServer systems. AII Canada and AII Nevada shall also have the right of first refusal to be the provider to Alternet (at commercially reasonable and competitive rates) of Product

AII - Alternet                                                      Page 5 of 22
License Agreement


      Software and Software Maintenance. AII Nevada shall have the right to approve any alternate supplier of these services (such approval not to be unreasonably withheld). The Parties shall agree annually on suitable levels of service and cost of both Product Software (including installation and configuration on a hard drive) and Software Maintenance.

2.3 Alternet agrees that this Agreement does not grant Alternet any rights to or interest in such Licensed Technology except the right to use such Licensed Technology in accordance with the terms of this Agreement. In short, Alternet will not acquire existing IP rights from AII Nevada or AII Canada as a result of engaging in the transactions in this License Agreement.

2.4 Alternet agrees that during the term of this Agreement and thereafter it will not dispute or contest, directly or indirectly, the validity of AII Nevada's or AII Canada's IP rights to the Licensed Technology, nor counsel or assist any other party to do the same, unless compelled to do so by due process of law.

2.5 Except as concerns GNU licenses and other software vendors licenses provided to Alternet by AII Nevada or AII Canada, neither AII Nevada nor AII Canada are aware of any way in which the Licensed Technology or Services infringe upon any third parties' copyright, patent, industrial design, registration or trademark rights. Nothing in this Agreement shall be construed as a representation, warranty or covenant by or on behalf of AII Nevada or AII Canada,

      (a) that any Licensed Technology which is manufactured, used, or sold, or any Service which is provided pursuant to the license granted under this Agreement, is, or will be, free from infringement of any copyright, patent, industrial design registration, or trademark, or is not, or will not be, in breach of a trade secret,

      (b) that it will bring or prosecute any action or suit of any nature against any third party with respect to such third party's infringement or alleged infringement of the Licensed Technology, or

      (c) that it will defend any action or suit of any nature brought by any third party in which it is alleged that use of the Licensed Technology has infringed, or will infringe, such third party's rights,

      (d) if there are any software license fees to be paid to third parties then Alternet will pay those fees and the fees will be considered as part of the cost of the server.


2.6 Alternet agrees that it will not institute any action or suit of any nature against AII Nevada or AII Canada, by way of indemnification or otherwise, in respect of any of the matters set out in Section 2.4.

2.7 In the event of an alleged infringement of the Licensed Technology or any right with respect to the Licensed Technology, Alternet shall have the right to prosecute litigation designed to enjoin infringers of the Licensed Technology. AII Nevada and AII Canada agree to co-operate to the extent of executing all necessary documents and to vest in Alternet the right to institute any such suits, so long as all the direct costs and expenses of bringing and conducting any such litigation or settlement shall be borne by Alternet and in such event all recoveries in excess of all costs relating to the litigation shall enure to Alternet.

AII - Alternet                                                      Page 6 of 22
License Agreement

2.8 Subject to the prior written consent (said consent not to be unreasonably withheld) of AII Nevada or AII Canada, Alternet may grant sublicenses to third parties on terms and conditions substantially in accordance with the terms and conditions contained herein. AII Canada's or AII Nevada's entitlement to payments derived from such sublicensing arrangements shall be agreed upon by the Parties prior to AII Nevada or AII Canada providing its written consent.

2.9 In the event that any complaint is made against Alternet with respect to its marketing, use or sale of the Licensed Technology or Services, the following procedure shall be adopted:

      (a) Alternet shall promptly notify AII Nevada or AII Canada upon receipt of any such complaint and shall keep AII Nevada or AII Canada fully informed of the actions and positions taken by the complainant and taken or proposed to be taken by Alternet on behalf of itself or a sublicensee,

      (b) all costs and expenses incurred by Alternet or any sublicensee of Alternet in investigating, resisting, litigating and settling such a complaint, including the payment of any award of damages and/or costs to any third party, shall be paid by Alternet or any sublicensee of Alternet, as the case may be save and except in the case of negligence or fault in the provision of Services by AII Canada or AII Nevada (in which case the costs and expenses shall be paid by AII Canada or AII Nevada);

      (c) no decision or action concerning or governing any final disposition of the complaint shall be taken without fully informing AII Nevada or AII Canada;

      (d) AII Nevada or AII Canada may elect to participate formally in any litigation involving the complaint to the extent that the court may permit, but any additional expenses generated by such formal participation shall be paid by AII Nevada or AII Canada (subject to the possibility of recovery of some or all of such additional expenses from the complainant); and

      (e) if the complainant is willing to make or accept an offer of settlement and Alternet is willing to make or accept such offer and AII Nevada or AII Canada is not, then AII Nevada or AII Canada shall conduct all further proceedings at its own expense, and shall be responsible for the full amount of any damages, costs, accounting of profits and settlement costs in excess of those provided in such offer, but shall be entitled to retain unto itself the benefit of any litigated or settled result entailing a lower payment of costs, damages, accounting of profits and settlement costs than that provided in such offer.

2.10  In the event that any complaint is made against AII Nevada or AII
      Canada with respect to the use of the Licensed Technology by Alternet or the marketing, use or sale of the Licensed Technology by Alternet for which AII Nevada or AII Canada is relying upon the indemnification of Alternet pursuant to Section 14 herein, then the following procedure shall be adopted:

      (a) AII Nevada or AII Canada shall promptly notify Alternet upon receipt of any such complaint and shall keep Alternet fully informed of the actions and positions taken by the complainant and taken or proposed to be taken by AII Nevada or AII Canada,

AII - Alternet                                                      Page 7 of 22
License Agreement


      (b) pursuant to the indemnification contained in Section 14, all reasonable costs and expenses incurred by AII Nevada or AII Canada in investigating, resisting, litigating and settling such a complaint, including the payment of any award of damages and/or costs to any third party, shall be paid by Alternet,

      (c) no decision or action concerning or governing any final disposition of the complaint shall be taken without full consultation with and approval by Alternet in writing, such approval not to be unreasonably withheld,

      (d) Alternet may elect to participate formally in any litigation involving the complaint to the extent that the Court may permit, with the consent of AII Nevada or AII Canada, such consent not to be unreasonably withheld, but any additional expenses generated by such formal participation shall be paid by Alternet (subject to the possibility of recovery of some or all of such additional expenses from the complainant), and

      (e) if the complainant is willing to accept an offer of settlement and AII Nevada or AII Canada is willing to approve the acceptance of such an offer and Alternet is not, then Alternet shall conduct all further proceedings at its own expense and shall be responsible for the full amount of damages, costs, accounting of profits and settlement costs in excess of those provided in such offer, but shall be entitled to retain unto itself the benefit of any litigated or settled result entailing a lower payment of costs, damages, accounting of profits and settlement costs than that provided in such offer.

2.11 Upon request by AII Nevada or AII Canada (both acting reasonably and without undue interference in the business of Alternet):

      (a) Alternet shall provide AII Nevada or AII Canada with copies of all reports, minutes, notes, and other documents containing information which Alternet generates in relation to the use of the Licensed Technology (provided no law, statute or regulation bars such provision); and

      (b) Alternet shall grant to AII Nevada or AII Canada an exclusive, irrevocable right and license to use such information together with the right to grant other sublicensees the right to use such information at no cost to AII Nevada or AII Canada.

3.0   TRANSFER OF LICENSED TECHNOLOGY

3.1 To the extent required for marketing, use and sales, and subject to the terms and conditions contained in this Agreement, and upon execution of the Agreement, AII Nevada or AII Canada shall provide to Alternet, at AII Nevada's or AII Canada's expense:

      (a) an IP disclosure statement prepared by AII Nevada or AII Canada relating to the IP referred to in Schedule 1.0, Part I;

      (b) all of the available technical information described in Schedule 1.0, Parts I and III which deal with the knowledge of the Licensed Technology, within one hundred fifty (150) days after the effective date of this Agreement, and

      (c)  technical assistance in accordance with Article 4.0.

AII - Alternet                                                      Page 8 of 22
License Agreement


3.2 During the term of this Agreement AII Nevada or AII Canada shall provide to Alternet any Improvement to the Licensed Technology, in which case the provisions of Article 7 hereof shall apply to said Improvement.

3.3 To maintain quality control during the term of this Agreement, Alternet agrees to purchase materials and software provided by AII Nevada or AII Canada provided that these are available at commercially reasonable and competitively advantageous rates. AII Nevada's or AII Canada's proprietary software shall be kept by Alternet as highly Restricted Information as outlined in Section 8.0.

3.4 Alternet further agrees to make all reasonably necessary efforts to affix or print the SchoolWeb or OfficeServer trademark on software or hardware components comprising the Licensed Technology marketed under this Agreement to its customers, such that a trade mark is clearly visible to its customers.

4.0   TECHNICAL ASSISTANCE

4.1 Upon the written request of Alternet, AII Nevada or AII Canada will make available, for a time period and at a commercially reasonable and competitive price to be determined at the time of the request, and at a level to be determined by AII Nevada or AII Canada, the services of a minimum of two (2) full time suitable, competent personnel to assist Alternet in exploiting the Licensed Technology for the purposes specified in Section 2.1 to provide Products and Services to customers.

4.2 Upon the written request of Alternet, AII Nevada or AII Canada may permit Alternet to attach a reasonable number of two (2) or more of its personnel to AII Nevada's or AII Canada's facilities, in accordance with terms and conditions reasonably specified by AII Nevada or AII Canada, in order to assist Alternet in exploiting the Licensed Technology.

4.3 Upon the written request of AII Nevada or AII Canada, Alternet may, at Alternet's discretion, permit AII Nevada or AII Canada to attach a limited number of its personnel to any facility where the Licensed Technology is being exploited by Alternet for the purposes specified in Section 2.1, under terms and conditions specified by Alternet, to enable AII Nevada or AII Canada to observe such exploitation of the Licensed Technology.

4.4 AII Nevada or AII Canada may also provide to Alternet other forms of technical assistance, including making its facilities available in connection with a demonstration of the Licensed Technology. Such technical assistance will be provided upon payment therefor by Alternet, on the basis of AII Nevada's or AII Canada's standard commercial rates (which shall be commercially reasonable) plus travelling and living expenses at AII Nevada's or AII Canada's standard rates (provided these rates are commercially reasonable).

5.0   PAYMENTS

5.1 In consideration of the grant of license under this Agreement Alternet shall pay to AII Nevada or AII Canada during the term of this Agreement, the following payments (the "Payments"):

AII - Alternet                                                      Page 9 of 22
License Agreement

      (a) Payments from its revenue from the sale, lease or sub-license of Licensed Technology, Products and Services equal to forty (40) % of the Net Revenue received for such revenue, except that payment under Net Revenue shall not be less than US$1000 per server per annum; and

      (b) Payments, if applicable, for Product Software and Software Maintenance provided by AII Nevada or AII Canada (if these fees are first received by Alternet from its clients to whom the services were rendered), as agreed annually by the Parties as described in Article
           2.2 for both the SchoolWeb and OfficeServer portions of the Licensed Technology;

      (c) Also, in consideration of the license granted, and on execution of this Agreement, Alternet will issue to AII Nevada the greater of 2,000,000 of its common shares, or an amount equal to 25% of Alternet's totally issued and outstanding common shares at the date of execution of this Agreement. Furthermore, Alternet will give AII Nevada the right to appoint Karim Lakhani (or such other person as may be agreed by AII Nevada and Alternet) to its Board of Directors;

      (d) For the term of this Agreement and commencing on January 15, 2001 Alternet will make payments to AII Nevada or AII Canada of US$10,000 per month in year one (1), US$20,000 per month in year two (2), and increasing in US$8,000 per month in each of the subsequent years of the Agreement to maximum monthly payments of US$84,000 in year ten
           (10), said payments to be reduced in any given month by the amount received in the previous month by AII Nevada or AII Canada from payments in 5.1(a) hereof after the first three years of this agreement, except that the total payment under 5.1(a) and 5.1(d) shall not be less than the regular monthly fee in 5.1(d).

5.2 The Parties agree that a payment in respect of Licensed Technology or Service shall be made even if such Licensed Technology or Service is not covered by a claim of a proprietary right set forth in Schedule 1.0, Part II.

5.3 Alternet shall provide financial accounting statements to AII Nevada or AII Canada within thirty (30) days after each quarterly period during the term of this Agreement. All such statements shall include a calculation of the amount due to AII Nevada or AII Canada for payments under Section 5.1, be certified as correct by the Treasurer or other responsible financial officer of Alternet, and be accompanied by a remittance to AII Nevada or AII Canada of the amount shown to be payable.

5.4 All payments and statements to be submitted by Alternet to AII Nevada or AII Canada shall be sent as directed by AII Nevada or AII Canada. All amounts payable to AII Nevada or AII Canada shall be calculated and paid in US dollars (using prevailing currency exchange rates where Alternet has received revenues in Canadian dollars).

5.5 All overdue accounts shall bear interest at a rate equal to the Royal Bank of Canada's bank prime commercial lending rate in effect on the date the payment becomes overdue, plus 2%.

5.6 Alternet agrees that it will not sell or sub-license the Office Server portion of the Licensed Technology for a price less than US$2,500 per server per year unless otherwise agreed with AII Nevada.

AII - Alternet                                                     Page 10 of 22
License Agreement

5.7 AII Nevada and AII Canada agree that they will direct Alternet as to which one of them any individual Payment should be made. AII Canada and AII Nevada are both included as parties to this Agreement because:

      (a) this permits them to direct income in accordance with the applicable laws governing income distribution between a US parent and a Canadian subsidiary;

      (b) it is unclear to Alternet which has Proprietary IP rights to all or part of the Licensed Technology so it is necessary for Alternet to contract with both to protect its rights under this Agreement.

6.0   AUDIT AND INSPECTION OF RECORDS

6.1 Alternet shall keep proper and detailed records and accounts including invoices, receipts, and vouchers showing all information necessary for the accurate determination of the Payments.

6.2 During reasonable business hours, Alternet shall make available such accounts and records and permit AII Nevada or AII Canada or its authorized representatives to audit and inspect such records, to take extracts therefrom and make copies thereof. Furthermore Alternet shall afford reasonable facilities for such audits and inspections and furnish AII Nevada or AII Canada or its authorized representatives with all information requisite to the understanding of the records.

6.3   All costs incurred in conducting an audit or inspection referred to in
      Section 6.2 shall be borne by Alternet if the amount found to be due to AII Canada or AII Nevada exceeds by five (5%) percent or more the amount which Alternet previously reported as due to AII Canada or AII Nevada.

6.4   Alternet shall keep and preserve the accounts and records referred to in
      Section 6.1, relative to each year of the term of this Agreement, for a period of five years thereafter.

7.0   IMPROVEMENTS

7.1 If AII Nevada or AII Canada develops or acquires an Improvement to the Licensed Technology and has the right to license or transfer such Improvement to others, AII Nevada or AII Canada shall, by written notice, inform Alternet of the Improvement within ninety (90) days of its development or acquisition. Any such Improvement shall, upon the request of Alternet become part of the Licensed Technology and all further use, licensing or transfer of the Improvement by Alternet (including any revenues it realizes) shall be subject to the term of this Agreement.

7.2 If Alternet develops or acquires an Improvement to the Licensed Technology and has the right to license or transfer such Improvement to others, Alternet shall, by written notice, inform AII Nevada or AII Canada of the Improvement within ninety (90) days of its development or acquisition. Upon request by AII Nevada or AII Canada, Alternet shall transfer such Improvement to AII Nevada or AII Canada and grant to AII Nevada or AII Canada an exclusive, irrevocable right and license to use such Improvement together with the right to grant to others sublicenses to use such Improvement at no cost to AII Nevada or AII Canada.

7.3 Should AII Nevada or AII Canada or Alternet, as the case may be, decide not to seek or maintain IP protection on any Improvement or Follow-on Invention more than six (6) months after its discovery, the other Parties shall be entitled to apply for, obtain or maintain, as the case may be, such IP Rights protection, in their own names and at their own expense,

AII - Alternet                                                     Page 11 of 22
License Agreement

      and AII Nevada or AII Canada or Alternet, as the case may be, shall do all such things as are requisite for implementing the foregoing including assigning their ownership rights to the Improvement or Follow-on Invention to the Party seeking IP protection.

7.4 Subject to Section 9.2, no fee shall be charged by any Party to another Party for the costs of creating an Improvement or Follow-on Invention under Sections 7.1 or 7.2.

8.0   PROTECTION OF RESTRICTED INFORMATION

8.1 A Party receiving Restricted Information pursuant to this Agreement (hereinafter referred to as the "Receiving Party") shall respect the confidential nature thereof. A Receiving Party shall, in addition to complying with the provisions of Sections 8.2 and 8.3, use the same precautions to protect Restricted Information which it uses to protect its own proprietary or confidential information.

8.2 A Receiving Party shall not, without the prior written consent of the other Party, disclose or permit disclosure of such Restricted Information to any person, firm, corporation or other entity, other than to employees, agents or contractors of the Receiving Party who require such Restricted Information in order to carry out the purposes of this Agreement and who receive such Restricted Information under an obligation of confidence no less onerous than that set out in this Agreement for the benefit of AII Nevada or AII Canada and Alternet. Where Restricted Information is disclosed to such employees, agents or contractors, the Receiving Party shall ensure that such employees, agents or contractors do not further disclose such Restricted Information in violation of this Section 8.0.

8.3 A Receiving Party shall not use or permit use of such Restricted Information in any manner not permitted under the terms of this Agreement.

8.4 Any copy or other reproduction of Restricted Information shall be identified as confidential and shall be subject to the same restrictions as to disclosure and use as apply to the original thereof.

8.5   Notwithstanding Section 21.0 of this Agreement, the provisions of this
      Section 8.0 shall survive the expiration or early termination of this Agreement for a period of ten (10) years from the date of expiration referred to in Section 11.0.

9.0 AII NEVADA OR AII CANADA PARTICIPATION IN PRODUCT SOFTWARE, SOFTWARE MAINTENANCE AND R&D WORK

9.1 Alternet agrees that AII Nevada or AII Canada shall have the right and the obligation to provide all SchoolWeb and OfficeServer Product Software and Software Maintenance work at commercially reasonable and competitive rates. In the event that AII Nevada or AII Canada is unable to provide the required services at commercially reasonable and competitive rates , Alternet may use the services of another Product Software and Software Maintenance company, upon written approval from AII Nevada or AII Canada, which approval shall not be unreasonably withheld.

9.2 In the event that Alternet wishes to contract to have any research or development work with a third party (the "Contractor") to have any services carried out in relation to the Licensed Technology, AII Nevada or AII Canada shall have the right of first refusal to carry out such work at

AII - Alternet                                                     Page 12 of 22
License Agreement

      commercially reasonable and competitive rates. Concurrently with entering into such an Agreement, the Contractor must agree to enter into a non-disclosure and non-competition agreement with Alternet, AII Nevada and AII Canada, satisfactory to AII Nevada and AII Canada.

9.3 Alternet agrees that in the promotion of Licensed Technology or Service by Alternet, where reasonable to do so, the words, "developed, produced, or supplied under license from Advanced Interactive Inc.", shall be used.

10.0  DUE DILIGENCE

10.1 Alternet shall use its best efforts and exercise due diligence in commercially exploiting the Licensed Technology as provided for herein. Alternet shall, within 90 days of the effective date of this Agreement, produce a Business Plan, to be attached to this Agreement as Schedule 2. The Business Plan shall be prepared in consultation and collaboration with AII Nevada or AII Canada and shall outline the entire business strategy for exploitation of the Licensed Technology, forecasts of sales of Licensed Technology and Services for current and future years, and forecasts of minimum targets of performance.

11.0  TERM

11.1 This Agreement shall be effective as of the date first set out herein. Unless otherwise terminated pursuant to the provisions hereof, this Agreement shall continue in force for a period of five (5) years following the effective date and may automatically be renewed (at Alternet's sole and absolute discretion) for a further 5 year term.

11.2 Alternet agrees that, in the event that Alternet wishes to terminate this Agreement pursuant to Section 11.1, it shall give AII Nevada and AII Canada written notice of its intention a minimum of six (6) months prior to such termination.

12.0  TERMINATION AND EXPIRATION

12.1 The Parties shall be entitled to terminate this Agreement and/or to revoke the grant of license under this Agreement if the other Party becomes insolvent or makes an assignment for the benefit of creditors or passes a resolution for winding up or takes the benefit of any statute relating to bankruptcy or insolvency or the orderly payment of debts, or a receiver is appointed, provided however that no termination of this Agreement shall take effect if a trustee or other representative of the Insolvent Party is willing and able to complete that Party's obligations under this Agreement. The Insolvent Party is required to notify the other Parties 30 days prior to filing a petition for bankruptcy.

12.2 Alternet shall be entitled to terminate this Agreement upon the occurrence of any of the following events:

      (a) failure by AII Nevada or AII Canada to take corrective actions sufficient to ensure Alternet's customers' ability to use Licensed Technology, Products and Services, within 90 days after being advised by Alternet in writing of the failure of the Licensed Technology, Products and Services.

AII - Alternet                                                     Page 13 of 22
License Agreement

12.3 AII Nevada and AII Canada shall be entitled to terminate this Agreement and/or revoke the grant of license hereunder upon any of the following events:

      (a) the failure by Alternet to make timely payments to AII Nevada or AII Canada when due; or

      (b)  the failure by Alternet to comply with Section 14.3.

12.4 Any termination shall be effected by a notice which shall, as of the date stated therein, terminate the license granted hereunder, together with all rights of Alternet under this Agreement, without prejudice to the right of AII Nevada or AII Canada to sue for and recover any benefits due to AII Nevada or AII Canada, and without prejudice to the remedy of either Party in respect of any previous breach of this Agreement. A failure by AII Nevada or AII Canada in 12.2 above may be waived by Alternet to prevent termination of this Agreement and a failure by Alternet in 12.3 above may be waived by AII Nevada or AII Canada to prevent termination of this Agreement.

12.5 Upon expiration of the term of this Agreement, or upon early termination of this Agreement:

      (a) all rights to the Licensed Technology shall revert to AII Nevada or AII Canada, and Alternet thereafter shall not utilize the Licensed Technology and Services, IP and IP applications which form a part of the Licensed Technology in any manner or for any purpose whatsoever,

      (b) Alternet shall return to AII Nevada or AII Canada and AII Nevada or AII Canada shall have the right to take possession of all technical information furnished by AII Nevada or AII Canada to Alternet under this Agreement,

      (c) Alternet may sell all stocks of Licensed Technology which remain unsold, and shall complete all Services which are in the course of being provided by it or are contracted for at the date of expiration or earlier termination provided that within thirty (30) days after the date of such sale of Licensed Technology or the completion of such Services, Alternet submits Payments to AII Nevada or AII Canada with respect thereto, computed in accordance with Article 5 hereof.

      (d)  (i)   AII Nevada's or AII Canada's rights to use any information licensed to it under Section 2.10(b) shall remain in full force; and

           (ii) AII Nevada's or AII Canada's rights to use any Improvement licensed to it under Section 7.2 shall remain in full force.

      (e) Upon termination of this Agreement, Alternet agrees not to manufacture, supply, market, or sell any other system similar to the Licensed Technology for a period of five (5) years.

13.0  ASSIGNMENT/CHANGE OF OWNERSHIP

13.1 This Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party shall assign this Agreement or any rights hereunder, whether by operation of law or otherwise, without first obtaining the written consent of the other Parties and any assignment or attempted assignment made without such consent is void.

AII - Alternet                                                     Page 14 of 22
License Agreement

14.0  LIABILITY/INDEMNIFICATION

14.1
      (a) In no event shall AII Nevada or AII Canada be liable to Alternet for any injury to or death of persons or for damage to, or loss of property, or for any other loss, cost, expense or damage of any kind whatsoever (hereinafter collectively referred to as "damages") arising out of or in any way resulting from this Agreement, whether based on contract, tort including negligence, strict liability or otherwise, unless such damages result from the negligence of AII Nevada or AII Canada.

      (b) Notwithstanding Section 14.1(a), in no event shall AII Nevada or AII Canada be liable to Alternet for any indirect, consequential, special, incidental or contingent damages of any nature whatsoever, including but not limited to loss of revenue or profit, or loss of use of either, or costs of capital.

      (c) Notwithstanding Section 14.1(a), in no event shall AII Nevada or AII Canada be liable to Alternet for an amount in excess of the total consideration received by AII Nevada of AII Canada hereunder as at the date of claim, or an aggregate amount of $50,000 over the entire term of the Agreement, whichever is the lesser.

14.2 Alternet shall indemnify and hold harmless AII Nevada or AII Canada from and against any and all claims, demands, actions, suits or proceedings of whatever nature including all costs and expenses incurred in connection therewith, brought or instituted by a third party, and based on or arising out of Alternet's unauthorized disclosure of any Restricted Information of AII Nevada or AII Canada; the supply, use or sale of a Product, or the provision of a Service or both by Alternet; or the use by any customer of Alternet of any Product or Service.

14.3 Prior to the receipt of revenue from its use of Licensed Technology, Alternet shall obtain and maintain insurance coverage with respect to public liability, product liability, and errors and omissions with respect to Alternet's use of the Licensed Technology. Alternet shall provide AII Nevada or AII Canada with a certified copy of such a policy of insurance prior to any utilization of the Licensed Technology, and such policy of insurance shall:

           (i)   name AII Nevada or AII Canada as co-insured;

           (ii) contain an appropriate and commercially standard cross-liability clause;

           (iii) be a minimum face amount of US$2,000,000; and

           (iv) require the insurer to provide AII Nevada or AII Canada with a minimum of sixty (60) days notice prior to cancellation or expiry.

      In the event that Alternet fails to pay the premiums as they fall due, AII Nevada or AII Canada may, at its option, renew such policy or alternatively purchase a new policy of insurance in accordance with the terms and conditions above described and Alternet shall reimburse AII Nevada or AII Canada forthwith upon demand any premiums, sums, or other costs so incurred by AII Nevada or AII Canada in renewing or purchasing such a policy of insurance. Failure to reimburse AII Nevada or AII Canada within six months may be cause for termination of this agreement.

AII - Alternet                                                     Page 15 of 22
License Agreement

15.0  FORCE MAJEURE

15.1 No Party shall be in breach of this Agreement where its failure to perform or its delay in performing any obligation is due wholly or in part to a cause beyond its reasonable control including but not limited to an act of God, an act of any national, civil or military authority, civil commotion, war, strikes, lockouts and other labour disputes, fires, floods, sabotage, earthquake, storm, or epidemic.

15.2 Each Party shall notify the other promptly of any failure to perform or delay in performing due to a cause set out in Section 15.1, and shall provide an estimate, as soon as practicable, of the date when the obligation will be performed.

15.3 When the performance of an obligation is delayed by at least six months due to a force majeure event and the Parties have not agreed upon a revised basis for performing the obligation, either Party may, upon thirty
      (30) days prior written notice, terminate this Agreement.

16.0  NOTICES

16.1 Any notice, request, demand, consent or other communication provided or permitted under this Agreement shall be in writing unless otherwise specified, and shall be transmitted by personal delivery, telex, telecopier, or by registered mail addressed to the recipient at its address as follows:

              AII Nevada:   Advance Interactive Inc.
                            718-1350 East Flamingo Rd
                            Las Vegas Nevada 89119
                            USA

              Attention:    Karim Lakhani, President and CEO


              AII Canada:   Advanced Interactive Canada Inc.
                            2010 - 1177 West Hastings Street
                            Vancouver, B.C. V6E 2K3
                            Canada

              Attention:    Harry K. Davis, CEO

              Alternet:     Alternet Systems Inc.
                            280 - 815 West Hastings street
                            Vancouver, BC V6C 1B4
                            Canada

              Attention:    Michael Dearden, President

16.2 Any communication so transmitted shall be deemed to have been received on the date on which it was personally delivered, or sent by telex or telecopier, or if mailed, on the 10th day next following the mailing thereof.

AII - Alternet                                                     Page 16 of 22
License Agreement

16.3 Any Party may change its address for purposes of receipt of communication by giving at least fifteen (15) days prior written notice of such change to the other Parties, in the manner prescribed above.

17.0  ARBITRATION

17.1 All Parties shall act in good faith and utilize their best efforts to resolve any dispute arising in connection with this Agreement. All disputes which are not so resolved shall be finally settled under and in accordance with the current Arbitration Act in effect in British Columbia, Canada.

17.2 The Arbitration Panel shall consist of three arbitrators and any award made by the arbitrators shall be decided by majority vote and shall state the reasons for their decision. The arbitrators shall also decide and fix in their award the extent to which each of the Parties shall bear the arbitration costs. Any such arbitration shall be held at Vancouver, B.C., Canada and shall be conducted in the English language. Judgement upon any award may be entered in any court having jurisdiction. Alternatively, an application may be made to such court for a judicial acceptance of the award and an order of enforcement.

17.3 The performance of obligations under the terms of this Agreement shall continue during any arbitration proceedings and payments due to AII Nevada or AII Canada shall not be withheld on account of any such proceeding.

18.0  WAIVER

18.1 The failure of a Party to enforce, at any time, any of the provisions of this Agreement or any of its rights hereunder, or to insist upon strict adherence to any condition of this Agreement shall not be considered to be a waiver of such provision or right or condition, nor shall it deprive that Party of the right thereafter to enforce any such provision or right or to insist upon such strict adherence.

18.2 The exercise by a Party of any of its rights under this Agreement will not prejudice that Party from exercising any other rights it may have under this Agreement, irrespective of any previous action or proceeding taken by such Party.

18.3 Where a Party waives any of its rights under this Agreement, such waiver will be valid only where it is expressed in writing and only where it is signed by the Party for whose benefit such right was granted.

19.0  GOVERNING LAW

19.1 This Agreement shall be governed by, subject to and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Parties hereto agree that the Courts of the Province of British Columbia shall have jurisdiction to entertain any action or other legal proceeding based on any provisions of this Agreement. Each Party hereby agrees to the jurisdiction of such Courts.

AII - Alternet                                                     Page 17 of 22
License Agreement

20.0  SEVERABILITY

20.1 In the event that any provision contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent jurisdiction, this Agreement shall continue in force with respect to the enforceable provisions and all rights and remedies accrued under the enforceable provisions shall survive any such declaration.

21.0  SURVIVAL

21.1 In addition to the provisions of Section 6.4 and 8.5 hereof, Sections 2.4, 2.5, 2.6, 7.3, 14.1, 14.2 and this Section 21.0 shall survive the early termination or expiration of this Agreement.

22.0  ENTIRE AGREEMENT

22.1 This Agreement constitutes the entire agreement between the Parties relating to the subject matter herein and supersedes any and all prior agreements, negotiations, representations and understandings whether written or oral between the Parties. This Agreement may not be released, supplemented, or modified in any manner except by further written agreement signed by a duly authorized officer or representative of each of the Parties.

23.0  OUTSTANDING LIABILITIES

23.1 The Parties hereto agree and confirm that Alternet, AII Nevada and AII Canada are current (and not in arrears) on any and all payments outstanding as of the date of execution of this Agreement and that there are no presently outstanding payments as of the date of execution hereof.

24.0  INDEPENDENT LEGAL ADVICE

24.1 The Parties hereby confirm that Heenan Blaikie has represented only Alternet in the preparation and negotiation of this Agreement and that AII Canada and AII Nevada have hereby been advised to seek independent legal advice in general and in particular with respect to any tax consequences arising out of the transactions (including Payment transactions) contemplated in this Agreement.

25.0  CURRENCY

25.1 All dollar figures in this Agreement are given in the valid currency of the United States.

AII - Alternet                                                     Page 18 of 22
License Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of by their duly authorized signing officers.


ADVANCED INTERACTIVE INC.        ALTERNET SYSTEMS INC.
by its authorized signatory:          by its authorized signatory:


Per      /s/ Karim Lakhani               Per      /s/ Michael Dearden
   ------------------------------------     ------------------------------------
Name     Mr. Karim Lakhani               Name    Mr. Michael Dearden

Title   President and CEO          Title   President


ADVANCED INTERACTIVE CANADA INC.
by its authorized signatory:


Per      /s/ Harry Davis
   ------------------------------------
Name     Mr. Harry Davis

Title   CEO

AII - Alternet                                                     Page 19 of 22
License Agreement

SCHEDULE 1.0


PART I    Licensed Technology

          1. SchoolWeb software and ancillary systems as described in the product description attached hereto.

          2. OfficeServer software, and ancillary systems as described in the product description attached hereto.


PART II   Territory

          The Territory for the SchoolWeb portion of the Licensed Technology is exclusive for USA and Canada.

          The Territory for the OfficeServer portion of the Licensed Technology is non-exclusive, worldwide.


PART III  The Field of Use

          The Field of Use for the SchoolWeb portion of the Licensed Technology is for educational purposes.

          The Field of Use for the OfficeServer portion of the Licensed Technology is unlimited.

AII - Alternet                                                     Page 20 of 22
License Agreement

SCHEDULE 2.0   BUSINESS PLAN


       To be developed by Alternet in co-operation with AII Nevada or AII Canada

AII - Alternet                                                     Page 21 of 22
License Agreement

SCHOOLWEB PRODUCT DESCRIPTION

SchoolWeb is a server with a Linux operating system that has the ability to act as a Windows NT file server equivalent. SchoolWeb provides local network services and access to the Internet. SchoolWeb caches previously visited Internet sites and demanded sites transferred by the broadcast/cable/satellite network. Both 'Policy-based' (scheduled) and 'Dynamic' (demand-based) caching is used to provide a large cache of educational material at the school location for immediate access by students and teachers. Access requests are serviced by SchoolWeb Librarian and an automatic indexing and retrieval system.


      SCHOOLWEB SYSTEM SOFTWARE AND HARDWARE

        Linux Operating System
        Virtual Private Network and Firewall
        Roaming E-mail server
        High-speed local HTTP (Web) server
        Proxy/cache/DNS server
        Automatic on-line backup
        Redundant on-line system
        FTP server
        NFS server
        Print Server
        Broadcast caching software
        Head-end broadcast equipment

AII - Alternet                                                     Page 22 of 22
License Agreement

OFFICESERVER PRODUCT DESCRIPTION

OfficerServer is a server with a Linux operating system that has the ability to act as a Windows NT file server equivalent. OfficeServer provides local network services and access to the Internet. OfficeServer caches previously visited Internet sites and demanded sites transferred by the broadcast/cable/satellite network. Both 'Policy-based' (scheduled) and 'Dynamic' (demand-based) caching is used to provide a large cache of business material at the office location for immediate access by employees and others.


      OFFICESERVER SYSTEM SOFTWARE AND HARDWARE

        Linux Operating System
        Virtual Private Network and Firewall
        Roaming E-mail server
        High-speed local HTTP (Web) server
        Proxy/cache/DNS server
        Automatic on-line backup
        Redundant on-line system
        FTP server
        NFS server
        Print Server
        Broadcast caching software
        Head-end broadcast equipment

Exhibit 2.3

                             NORTH PACIFIC CAPITAL CORP.
                            #280-815 West Hastings Street
                                Vancouver, BC V6C 1B4
                                Phone: (604) 608-2700
                                 Fax: (604) 608-8775


September 10, 2001


Advanced Interactive Inc.
718-1350 East Flamingo Road
Las Vegas, Nevada 89119

Attention: Karim Lakhani

-and-

Advanced Interactive Canada Inc.
2101-1177 West Hastings Street
Vancouver, BC V6E 2K3

Attention: Harry K. Davis

Dear Sirs:

Re: License Agreement dated January 1, 2001 (the "License Agreement")

This Settlement Agreement is written to confirm our agreement as follows:

1. The parties hereto agree that the license agreement dated January 1, 2001 (the "License Agreement") between Advanced Interactive Inc. ("AII Nevada"), Advanced Interactive Canada Inc. ("AII Canada") and SchoolWeb Systems Inc. (formerly Alternet Systems Inc.) ("SchoolWeb") states, in Section 5.1(c), that SchoolWeb shall issue shares to AII Nevada for the license as follows:

      "Also, in consideration of the license granted, and on execution of this Agreement, Alternet will issue to AII Nevada the greater of 2,000,000 of its common shares, or an amount equal to 25% of Alternet's totally issued and outstanding common shares at the date of execution of this Agreement "

2. The parties hereto agree that the Agreement should have stated that the number of shares to be granted was:

      "Also, in consideration of the license granted, and on execution of this Agreement, Alternet will issue to AII Nevada 3,000,000 of its common shares "

3. The parties hereto agree that under the share purchase agreement (the "Share Purchase Agreement") between North Pacific Capital Corp. ("North Pacific") and various parties dated July 2, 2001 which called for the issuance of common shares of North Pacific on a one-for-one basis to shareholders of SchoolWeb to purchase all of the issued and outstanding shares of SchoolWeb, should have (as a result of the correction to the License Agreement described in 2 above) called for the issuance to AII Nevada and AII Canada, collectively, 3,000,000 common shares of North Pacific and not the 2,500,000 which have been issued.

4. The parties hereto agree, upon issuance of an additional 500,000 common shares to AII Nevada and/or AII Canada (the 500,000 common shares of North Pacific to be registered as AII Canada and AII Nevada agree), North Pacific has satisfied any and all obligations to issue common shares to AII Nevada or AII Canada under the Share Purchase Agreement and its subsidiary, SchoolWeb Holdings Inc. (formerly, SchoolWeb Systems Inc.), has satisfied all obligation to issue common shares to AII Nevada or AII Canada under the terms of the License Agreement.

If this accurately describes your understanding of our agreement, please so indicate by signing below and returning a copy of this letter to our offices at
(604) 608-8775.

Upon execution hereof, this letter becomes a Settlement Agreement binding upon its terms.

Yours truly,

NORTH PACIFIC CAPITAL CORP.


/s/ Griffin Jones

Griffin Jones, Director


The terms of the Settlement Agreement above are hereby read, understood, acknowledged and accepted by the undersigned effective the 10th day of September, 2001.


ADVANCED INTERACTIVE INC.
By Its Authorized Signatory


  /s/ signature
_______________________________

ADVANCED INTERACTIVE CANADA INC.
By Its Authorized Signatory


  /s/ signature
_______________________________


SCHOOLWEB HOLDINGS INC.
(formerly SchoolWeb Systems Inc.)
By Its Authorized Signatory


  /s/ signature
_______________________________